Exhibit 99.2
                                                                    ------------


WEIL, GOTSHAL & MANGES LLP
Attorneys for the Debtors
767 Fifth Avenue New York,
New York 10153
(212) 310-8000
Harvey R. Miller (HM 6078)
Jeffrey L. Tanenbaum (JT 9797)
George A. Davis (GD 2761)

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
-----------------------------------x
In re                              :            Chapter 11 Case Nos.
                                   :
Bethlehem steel Corporation,       :            01-____ (____) through
et al.                             :            01-____ (____)
                                   :
                   Debtors.        :            (Jointly Administered)
                                   :
-----------------------------------x

                          AFFIDAVIT OF LONNIE A. ARNETT
                    PURSUANT TO LOCAL BANKRUPTCY RULE 1007-2
                    ----------------------------------------

STATE OF NEW YORK   )
                    )  ss.:
COUNTY OF NEW YORK  )

                  Lonnie A. Arnett, being duly sworn, deposes and says:

1. I am Vice President, Controller and Chief Accounting Officer of Bethlehem Steel Corporation ("BSC"), a corporation organized under the laws of the State of Delaware and one of the debtors and debtors-in-possession in the above-captioned cases (BSC and the other debtors, collectively, the "Debtors").1

--------
1 BSC is the direct or indirect corporate parent of the other Debtors, which are: Alliance Coatings Company, LLC, Bethenergy Mines Inc., Bethlehem Cold Roll Corporation, Bethlehem Development Corporation, Bethlehem Rail Corporation, Bethlehem Steel de Mexico, S. de C.V., Bethlehem Steel Export Company of Canada, Limited, Bethlehem Steel Export Corporation, BethPlan Corporation, Chicago Cold Rolling, LLC, Eagle Nest Inc., Encoat-North Arlington, Inc., Energy Coatings Company, Greenwood Mining Corporation, HPM Corporation, Kenacre Land Corporation, L I Service Company, Marmorton Mining Company, Ltd., Mississippi Coatings Limited Corporation, Mississippi Coatings Line Corporation, Ohio Steel Service Company, LLC and Primeacre Land Corporation.

I have been an employee of BSC since 1984, and I was elected vice president and controller in 1986. In addition to the traditional controllership responsibilities for financial and cost accounting analysis, my responsibilities also include tax, internal audit, employee benefit plan accounting and employment cost analysis. I am intimately familiar with the day-to-day operations, business and financial affairs of BSC and of its direct and indirect subsidiaries and affiliates, including the other Debtors.

                  2. On the date hereof (the "Commencement Date"), each of the Debtors filed a voluntary petition under chapter 11, title 11 of the United States Code (the "Bankruptcy Code"). I am authorized to submit this affidavit in support of the Debtors' petitions for chapter 11 relief under the Bankruptcy Code.

                  3. A description of the nature of Debtors' business and statements regarding the circumstances leading to the commencement of these chapter 11 cases are set forth below.

                  4. To the best of my knowledge, information and belief, no committee of creditors or equity security holders has been organized prior to the Commencement Date.

                  5. Pursuant to Fed. R. Bankr. P. 1007(d) and Local Bankruptcy Rule 1007-2, set forth on Schedule 1 hereto is a list of the names, addresses and, where available, telephone numbers of the Debtors' creditors, excluding insiders, holding the thirty (30) largest unsecured claims. Such list includes the amount of the respective claim, the nature of the claim (e.g. trade debt or institutional debt) and, if appropriate, an indication whether such claim is contingent, unliquidated, disputed or partially secured, subject, however, to certain reservations of rights stated on Schedule 1 regarding, inter alia, the amount, nature, validity, contingent nature and value of security of any such claims.

                  6. Set forth on Schedule 2 hereto is a list of the names and addresses of the Debtors' five largest secured creditors. Such list includes the amount of each claim, a brief description and an estimate of the value of the collateral securing the claim (if available), and whether the claim or lien is disputed, subject, however, to certain reservations of rights stated on Schedule 2 regarding, inter alia, the amount, nature, validity, contingent nature and value of security of any such claims.

                  7. Set forth on Schedule 3 hereto is a summary of the consolidated assets and liabilities of the Debtors and their wholly-owned or majority-owned non-debtor subsidiaries and affiliates (the "Non-Debtor Affiliates"2 and collectively with the Debtors, the "Bethlehem Companies") as of September 30, 2001. Unless otherwise indicated, the financial information

----------
2 The Non-Debtor Affiliates are Bethlehem Steel Credit Affiliate One, Inc., Bethlehem Steel Credit Affiliate Two, Inc., Bethelehem Steel Funding, LLC, Cambria and Indiana Railroad Co., Conemaugh & Black Lick Railroad Co., Patapsco & Back Rivers Railroad Co., Brandywine Valley Railroad Co., Upper Merion & Plymouth Railroad Co., Keystone Railroad Inc., Lake Michigan & Indiana Railroad Co. LLC, Bethtran, Inc., Carrier Express, Inc., Beth Intermodal Inc., RailQuest LLC, Steelton & Highspire Ralroad Co., Bethlehem Hibbing Corp., Ontario Iron Co., Hibbing Development Co., Hibbing Taconite Co., Hibbing Land Corp., IPV, Inc., Bethlehem Blank Welding, Inc., EGL Steel Co., Inc., Bethlehem Steel International Corp., Bethlehem Roofing Co., LLC, Interocean Shipping Co., Bethlehem Energy Services, Inc., Bethlehem Industries Corp., Pennsylvania Steel Technologies, Inc., Bethlehem Steel Foundation, and Twincast Property Leasing, Inc.

contained herein is unaudited and provided on a consolidated basis for BSC and its consolidated subsidiaries.

                  8. Set forth on Schedule 4 hereto is a list of the number and classes of stock, debentures and other securities of BSC that are publicly held.
Schedule 4 also includes, if applicable, the number of shares held by BSC's executive officers and directors and the amounts so held. No shares of stock, debentures or other securities of the other Debtors are publicly held.

                  9. To the best of my knowledge, the Debtors do not have any property that is in the possession or custody of any custodian, public officer, mortgagee, pledgee, assignee of rents, or secured creditor or agent for any such entity other than (i) bank accounts which may be subject to control agreements or claims of setoff, (ii) certain letters of credit and stocks pledged to and held by creditors to secure certain obligations, (iii) inventory at consignees, warehouses and processors, and (iv) vendor and supplier deposits.

                  10. Set forth on Schedule 5 hereto is a list of the premises owned, leased, or held under other arrangement, from which the Debtors operate their business.

                  11. Set forth on Schedule 6 hereto is a list of the locations of the Debtors' substantial assets, including the location of their books and records, in the United States. Schedule 6 also includes, if applicable, the nature, location, and value of material assets (if the estimated value is known) held by the Debtors outside the territorial limits of the United States.

                  12. To the best of my knowledge, there are no actions or proceedings, pending or threatened, against the Debtors or their property where a judgment against the Debtors or a seizure of their property is imminent.

                  13. Set forth on Schedule 7 hereto are the names of the individuals who comprise the Debtors' existing senior management, their tenure with the Debtors and a brief summary of their relevant responsibilities and experience.

                  14. The Debtors intend to continue operating their businesses and managing their properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. Set forth on Schedule 8 hereto is the estimated amount of the payroll to be paid to employees of the Debtors (exclusive of officers, directors and stockholders) for the thirty-day period following the Commencement Date.

                  15. Set forth on Schedule 9 hereto are the amounts to be paid to the Debtors' officers, directors, stockholders and business consultants for services for the thirty-day period following the Commencement Date

                  16. Set forth on Schedule 10 hereto are the Debtors' estimated consolidated cash receipts and disbursements, and net cash gain or use, for the thirty-day period following the Commencement Date.

                  17. In addition to the foregoing information, the Debtors will be filing with the Court a consolidated list containing the names and addresses of their known or potential creditors.

                  Nature Of Debtors' Business And Statement Of
              Circumstances Leading To Debtors' Chapter 11 Filings
              ----------------------------------------------------

Business Operations
-------------------

                  18. Founded in 1904 by Charles M. Schwab, BSC traces its origin to a small company, the Saucona Iron Company, formed in 1857 in South Bethlehem, Pennsylvania. Later renamed the Bethlehem Iron Company, this single plant became the nucleus around which the modern BSC was established.

                  19. BSC, together with its directly and indirectly owned subsidiaries and affiliates, is the second largest integrated steel producer in the United States. BSC manufactures and sells a wide variety of steel mill products, which include hot-rolled, cold-rolled and coated sheets, tin mill products, carbon and alloy plates, rails, specialty blooms, carbon and alloy bars and large-diameter pipes. BSC's principal markets include service centers, automotive, construction, machinery and equipment.

                  20. The principal operations of BSC comprise of three divisions - Burns Harbor, Sparrows Point, and Pennsylvania Steel Technologies. The Burns Harbor Division operates facilities in Indiana on Lake Michigan and in Lackawanna, New York on Lake Erie. The Sparrows Point Division operates a facility on Chesapeake Bay near Baltimore, Maryland and two facilities in Coatesville and Conshohocken, Pennsylvania. Sales of products produced at the Burns Harbor and Sparrows Point Divisions, primarily steel sheets and plates, generated approximately 95% of the revenues of BSC and its consolidated subsidiaries for the nine months ended September 30, 2001. The Pennsylvania Steel Technologies Division, the nation's largest rail producer and a maker of specialty blooms, carbon and alloy bars and large diameter pipes, operates a facility in Steelton, Pennsylvania.

                  21. In addition to BSC's steel production and manufacturing facilities, the Debtors (i) own former industrial sites and redevelop, market and sell such sites as commercial, industrial, light industrial and mixed-use properties, (ii) operate, through affiliates, eight shortline and switching railroads and trucking and intermodal facilities and provide logistic services,
(iii) have residual interests in formerly owned or operated plants and facilities, (iv) participate in a number of joint ventures, partnerships and limited liability companies that own and operate iron ore mines and reserves, sheet metal coating and processing facilities, metal product fabrication facilities, heavy machinery and rolling mill grinding facilities, and clinics for providing healthcare services to employees and retirees, (v) own non-active or undeveloped coal mines and coal reserves in Pennsylvania, West Virginia and Kentucky, and (vi) operate Great Lakes ore carrying vessels.

                  22. For the fiscal year ended December 31, 2000, BSC and its consolidated subsidiaries3 reported net sales of approximately $4.2 billion and net losses of approximately $118 million. As of September 30, 2001, BSC and its consolidated subsidiaries reported total assets of approximately $4.2 billion and total liabilities of approximately $4.5 billion. For the nine months ended September 30, 2001, BSC and its consolidated subsidiaries reported net sales of approximately $2.6 billion and a net loss of approximately $1.4 billion.

----------
3 The financial information contained herein may include financial accounts of certain of the Non-Debtor Affiliates.

                  23. The Debtors currently have approximately 13,200 employees, about 80% of whom are covered by one master collective bargaining agreement and a number of plant specific agreements and settlement agreements with the United Steel Workers of America.

                  24. The Debtors sponsor several tax-qualified noncontributory defined benefit pension plans that provide benefits for substantially all of the employees. The Debtors fund annually the minimum amount required by the Employee Retirement Income Security Act of 1974, as amended, plus additional amounts as appropriate based on their liquidity and business outlook. The Debtors also provide other post-employment benefits ("OPEB") for healthcare and life insurance to most retirees and their dependents, and to surviving spouses of many deceased employees and retirees. In 2000, after using trust funds of about $64 million, BSC and its consolidated subsidiaries paid directly $130 million in OPEB benefits. The projection for 2001, after using trust funds of about $28 million, is that BSC and its consolidated subsidiaries will directly pay out about $175 million in OPEB benefits. BSC and its consolidated subsidiaries estimate that their direct 2002 cash requirements for OPEB benefits will be in the range of $205 million to $215 million. Using September 30, 2001 market values and interest rates, BSC estimates that the unfunded OPEB and pension obligations are approximately $3 billion and $1.85 billion, respectively, which increases BSC's total liabilities, on a pro forma basis, to approximately $6.75 billion.

Principal Debt Obligations, Contingent Liabilities and Other Commitments
------------------------------------------------------------------------

                  25. As a result of significant borrowings, the Debtors' capital structure is highly leveraged. The indebtedness with respect to the major credit facilities, secured financing arrangements, capital leases, notes, bonds and debentures are described below:

                  o Inventory and Receivable Credit Facilities. BSC has a credit arrangement with a group of 15 domestic and international banks for $660 million, $150 million of which can be used for letters of credit. The arrangement consists of (i) a $340 million receivables sale/purchase facility through a wholly-owned special purpose subsidiary of BSC, pursuant to which the banks purchase from such subsidiary, at discounts based on defined short-term interest rates, the receivables of BSC sold by BSC to such subsidiary, and (ii) a $320 million secured revolving credit facility, pursuant to which the Debtors' inventory is pledged as collateral to secure the borrowings and letters of credit. As of the Commencement Date, approximately $290 million of borrowing was outstanding under the revolving credit facility.

                  o        Sparrows Point cold mill complex equipment financing.
                           Pursuant to that certain secured credit agreement, dated September 29, 2000, as amended, between BSC, as borrower, and RZB Finance LLC, as lender, BSC borrowed approximately $50 million. The obligations under this loan are secured by various equipment located at the Sparrows Point cold mill. As of the Commencement Date, the outstanding principal amount of this secured loan was approximately $46 million.

                  o Sparrows Point wide slab caster transaction. Pursuant to that certain equipment lease, dated September 29, 2000, between BSC, as lessee, and First Security Bank, as owner trustee, BSC leases certain slab casting equipment which has been previously sold by BSC to the lessor. The net present value of future payments is approximately $46.8 million.

                  o M/V Cort Bareboat Charter. Pursuant to that certain Bareboat Charter Party, dated December 28, 2000, as amended, between BSC, as charterer and BSC 2000 Trust, as owner, BSC leases under a long term charter the M/V Stewart J. Cort, an ore vessel. The net present value of future payments is approximately $26.8 million.

                  o M/V Burns Harbor Bareboat Charter. Pursuant to that certain Bareboat Charter Party, dated September 15, 1980, as amended, between BSC, as charterer, and Wilmington Trust Company, as owner trustee, BSC leases under a long term charter the M/V Burns Harbor, an ore vessel. The net present value of future payments is approximately $10.8 million.

                  o 10-3/8% Senior Notes Due 2003. Pursuant to that certain indenture, dated as of September 1, 1993, as amended, BSC issued unsecured notes in the principal amount of $105 million to investors. The Senior Notes contain covenants that impose certain limitations on BSC's ability to incur or repay debt, to pay dividends and make other distributions on or redeem capital stock, or to sell, merge, transfer or encumber assets.

                  o 7-5/8% Notes Due 2004. Pursuant to that certain supplemental indenture, dated as of May 29, 1998, BSC -- as successor corporation in the merger of Lukens Inc. ("Lukens") and BSC -- assumed Lukens' obligations with respect to the unsecured notes issued to investors in 1992 by Lukens in the principal amount of $150 million.

                  o 6-1/2% Notes Due 2006. Pursuant to that certain indenture, dated as of July 1, 1992, Lukens, as predecessor to BSC, issued unsecured notes in the principal amount of $75 million to investors.

                  o 8.45% Debentures Due 2005. Pursuant to that certain indenture dated as of March 1, 1975, as amended, BSC issued unsecured debentures in the principal amount of $250 million to investors. As of the Commencement Date, the principal amount outstanding under these debentures was approximately $74 million.

                  o        Pollution Control or Industrial Revenue Bonds.
                           Pursuant to separate loan agreements relating to solid waste disposal facilities and pollution control facilities with The Town of Burns Harbor, The Northampton County Industrial Development Authority, The Cambria County Industrial Development Authority and Baltimore County, BSC is the obligor with respect to five issuances of revenue bonds. As of the Commencement Date, the aggregate principal amount outstanding under these revenue bonds was approximately $129 million.

                  o Chicago Cold Rolling Debt. Chicago Cold Rolling, LLC ("CCR") is a wholly-owned subsidiary of BSC. Pursuant to the term loan guaranty by BSC in favor of Nationsbank (now Bank of America), BSC guaranteed CCR's repayment obligation under the term loan which, as of the Commencement Date, has an outstanding principal amount of approximately $18 million.

                  26. Apart from significant debt obligations, BSC has considerable contingent liabilities arising in connection with guarantees it executed in favor of certain lenders to several joint ventures in which BSC (through its wholly-owned subsidiaries) is a joint venture partner, the principal ones are discussed below:

                  o Columbus Coatings Guaranty. The LTV Corporation ("LTV") is a partner of BSC in several joint ventures, including Columbus Coatings Company ("CCC"). CCC's construction loan was financed in part with a loan under a 1999 agreement that contemplated a long-term sale and leaseback during 2001. The loan was jointly and severally guaranteed by both BSC and LTV. Due to LTV's chapter 11 filing in December 2000, the lender (Columbus Steel Facility, LLC) is no longer obligated to make any further loan advances, and has the right to seek repayment of the loan from the guarantors. As of the Commencement Date, the unpaid principal amount of the loan plus accrued interest was approximately $117 million.4

                  o        Double G Coatings Guaranty. National Coating Ltd.
                           Corp. is a 50% joint venture partner of BSC with respect to Double G Coatings, Co. LP ("Double G Coating").5 Pursuant to the guaranty in favor of Mitsubishi Corp., The Foothill Group (as successor to Nissho Iwai Corp.) and Okura & Company, BSC guaranteed Double G Coating's repayment obligation under the term loan. As of the Commencement Date, BSC's obligation under the guaranty was approximately $13.6 million.

                  o Bethlehem Roll Technology Guaranty. C.H. Maryland, Inc. is a 50% joint venture partner of BSC with respect to Bethlehem Roll Technologies, LLC. Pursuant to that certain limited guaranty and suretyship agreement executed by BSC in favor of PNC Bank, BSC guaranteed the joint venture's repayment obligation under the PNC term loan which, as of the Commencement


----------
4 Pursuant to an agreement with the CCC lender dated June 29, 2001, BSC (a) agreed to obtain (and was able to obtain) the consent of the letter of credit issuer to extend the expiration date of a $30 million letter of credit to March 1, 2002 as collateral for its guaranty (which would have otherwise expired on June 30, 2001) and (b) gave the lender a first mortgage lien on the company's corporate headquarters building to secure the obligations under the guaranty.

5 BSC holds an aggregate 50% direct and indirect interests in Double G Coatings.

                           Date, has an outstanding principal amount of approximately $1.75 million.

                  27. In addition to hefty debt obligations, joint venture guaranty liabilities and employment related expenses,6 the Debtors have substantial costs with respect to operating leases and capital commitments. At December 31, 2000, the amount of capital lease obligations included in property, plant and equipment was $89 million.7 The rental expenses under various operating leases were $40 million for 2000 and the estimated rental payments for 2001 is $33 million. Capital expenditures in 2000 were $224 million, which included the completion of two projects started in prior years at Sparrows Point, namely, the cold mill complex and conversion of continuous slab caster to wide-slab caster. Through September 30, 2001, capital expenditures for the year amounted to approximately $60 million. The Debtors will need to continue to make reasonable capital expenditures in the future to maintain and improve the competitiveness of their operations and facilities.

Factors Which Adversely Affected Debtors' Liquidity And Cash Flow
-----------------------------------------------------------------

                  28. The United States economy has slowed down considerably in 2000 and 2001. The economic downturn has adversely affected many industries, and the steel industry, in particular, has been hard hit due to the confluence of


----------
6 In 2000, wage and salary expenses were $818 million and employee benefits expenses (including pension and OPEB expense, workers' compensation, payroll taxes and other savings plans) were $513 million. Thus, the aggregate employment related expenses of BSC and its consolidated subsidiaries for 2000 alone was $1,331 million.

7 This amount includes the financing arrangement with respect to the ore vessel charted by BSC, the M/V Cort, and the Sparrows Point caster.

many factors, as discussed below. The September 11, 2001 terrorist attacks in the nation's capital and New York City have deepened this downturn.

                  29. First, lower steel prices due to worldwide excess capacity and unfairly traded imports have significantly diminished the profitability of domestic steel producers, including the Debtors. In certain cases, foreign producers, which are subsidized by their governments, price their products below their production costs, which poses an unfair advantage over domestic producers. In 2000, foreign imports of finished steel products accounted for about 24% of the domestic market.8

                  30. Secondly, due to the softening economy, many of the Debtors' key customers in the automotive, machinery, appliances and construction industries have slowed production of consumer-end products and reduced their steel purchase orders. Moreover, consolidation of customers in several major steel-consuming industries, such as the automotive and container industries, has increased their buying leverage and made it more difficult for the Debtors to increase their steel prices. The situation is exacerbated by the highly competitive nature of the domestic steel market, which affects the price that the Debtors can charge for their products, the utilization of their production facilities and their ability to sell higher value products and, ultimately, their profitability.

                  31. Thirdly, the intense competitive condition in the domestic steel market has been also heightened by the bankruptcy filings by a number of other steel producers. Since December 1997, more than twenty domestic steel companies have filed for chapter 11 relief. These proceedings could result in

----------
8 BSC is a party to a number of trade proceedings pending before the Department of Commerce and the International Trade Commission. Such proceedings seek to impose antidumping and countervailing duties on foreign imports to offset dumping and the advantages of government subsidies on foreign products imported in violation of United States trade laws.

reduced costs for such companies and promote the continued operation of marginal facilities, thus perpetuating the existing over capacity in certain product lines in the steel industry. In addition, as noted earlier, LTV is a partner of the Debtors in several joint ventures. As a result of LTV's filing for chapter 11 protection, the lenders of the CCC joint venture have sought repayment of the joint venture debt from BSC on account of its guaranty, causing BSC to post a $30 million letter of credit, mortgage its headquarters building, and commit to replace the mortgage with a $15 million letter of credit. BSC has been in discussions with the CCC lenders and LTV in an attempt to resolve the issues.9 Such discussions are ongoing.

                  32. Notably, the Bethlehem Companies have the highest total employment cost (as a percent of sales) in the steel industry at approximately 35% in 2000 and approximately 37% in the first nine months of 2001. Pension and OPEB expense alone is estimated at about $45 per ton in 2001 and is expected to reach about $50 per ton in 2002, the highest in the industry. These total employment expenses, including the legacy costs for pension and OPEB are staggering,10 consume significant cash flow and liquidity of the company and impedes the ability to maintain competitive operating facilities.

                  33. Because of the occurrence of the above mentioned factors, which collectively and adversely affected the Debtors' business operations and the resulting liquidity and cash flow, the Debtors reacted quickly by developing

----------
9 LTV and BSC have been meeting their respective obligations in respect of payment of the joint venture debt, payment to the joint venture for services rendered by it to LTV and BSC, and making certain contributions for required capital projects of the joint venture.

10 At current market values and interest rates, the company estimates an unfunded OPEB obligation of about $3 billion and an unfunded pension obligation of about $1.85 billion.

a business plan to aggressively reduce costs and implement other actions to improve liquidity, including, among other things, discussions with the company's lending group to obtain a new and larger secured credit facility that would increase overall financial flexibility, solicitation of certain noteholders' consent to incur additional debt, and sale of non-core assets to improve cash flow and fund business operations, all as discussed more fully below.

Actions Undertaken By Debtors To Improve Liquidity And Cash Flow
----------------------------------------------------------------

                  34. The Debtors' financial performance for the first quarter of 2001 was poor. For that period, BSC and its consolidated subsidiaries reported a net loss of $118 million and cash loss from operations before funding post-retirement benefits of $153 million. As at March 31, 2001, liquidity of BSC and its consolidated subsidiaries, comprising of cash, cash equivalent and funds available under bank credit arrangements, totaled approximately $135 million.

                  35. Significantly, BSC's secured inventory credit facility and three other financing arrangements11 had covenants which required it to maintain a minimum adjusted consolidated tangible net worth at the end of the second calendar quarter of 2001. Based on the financial results of the first quarter and the forecast for the second quarter of 2001, concerns were raised as to whether BSC would be able to comply with this covenant at the end of the second quarter.


----------
11 The three other financing arrangements consist of a loan in the approximate amount of $46 million secured by certain assets of the cold mill at Sparrows Point and the charter obligations totaling approximately $38 million for two 1,000-foot vessels (M/V Stewart Cort and M/V Burns Harbor) that operate under long-term charters and are used to transport BSC's iron ore to its Burns Harbor Division.

36. Accordingly, BSC promptly entered into discussions with the lenders to modify this covenant, and to increase availability under the existing secured credit facility or to refinance or replace the existing facility with a new facility. However, the indenture with respect to the 10-3/8% Senior Notes due 2003 (the "Senior Notes") contained a covenant which would have limited the borrowings under the secured credit facility to no greater than $500 million (plus up to an additional $100 million under certain conditions). In light of the indenture's restriction and the need for additional funding to improve financial flexibility, BSC sought to obtain the consent of holders of the Senior Notes to waive the covenant and to amend the Indenture to allow the company to increase its borrowing capacities. During the second quarter of 2001, BSC successfully obtained consents from the requisite number of holders of the Senior Notes to amend the indenture to allow the company to increase the amount of borrowings under the existing credit facility or any future credit facility from $500 million to $740 million.12

                  37. By the end of the second quarter of 2001, BSC was also able to obtain from the lenders under the secured inventory credit facility and the three other secured financing arrangements an agreement to waive the net worth covenant contained in those agreements through January 30, 2002. Specifically, the waiver contained a new financial covenant that BSC's and its consolidated subsidiaries' income plus interest, depreciation and amortization, non-cash pension and retiree healthcare and life insurance expense and other non-cash

----------
12 In exchange for obtaining the consent of holders of Senior Notes to the proposed amendment, the holders were paid a consent fee equal to $15 per $1,000 principal amount of the Senior Notes with respect to which such consents were delivered.

items would equal or exceed $12.5 million in the third quarter of 2001.13 Because the waivers will expire within one year, the debts associated with these financing arrangements have been reclassified in the balance sheet of BSC and its consolidated subsidiaries from long-term liabilities to current liabilities. The lenders to CCC and CCR also agreed, subject to certain conditions, to standstill and forbearance agreements relative to their rights against BSC as a guarantor of the venture loans through January 30, 2002.

                  38. BSC also pursued the sale of certain non-core assets and the shut down of certain facilities to raise cash and curtail expenses. In September 2001, BSC discontinued its coke-making operations at Lackawanna, New York, which resulted in a $40 million charge in the third quarter of 2001 principally to account for unrecognized employee benefits. In late September, one of the Debtors sold its interest in certain iron ore bearing properties and operations in Brazil which produced net cash proceeds of about $4.5 million, plus a credit in the amount of approximately $18 million to be applied against future ore purchase costs. It is expected that this credit will be fully utilized in the next nine months. On October 1, 2001, BSC sold one of its short line railroads, the South Buffalo Railway, for net cash proceeds of about $30 million. BSC is contemplating the divestiture of its joint venture interest in Hibbing Taconite Company.

                  39. Having discussed its financial condition with representatives of the United Steelworkers of America many times during 2001, BSC began to meet in September 2001 with the union representatives to discuss, in earnest, the need for modification of the existing collective bargaining agreements. It is

----------
13 BSC and its consolidated subsidiaries will be unable to comply with this covenant in the third quarter of 2001.

hoped that through arms-length and good faith negotiations, the parties will be able to develop new and more flexible work practices and achieve meaningful reductions in pension and healthcare costs, with the view towards achieving a successful financial and operational restructuring of BSC. The negotiations are ongoing.

The Need to Reorganize
----------------------

                  40. As noted earlier, in late June 2001, BSC successfully solicited the consents of holders of Senior Notes to allow BSC to obtain additional funding under the secured inventory and receivable credit facilities. Immediately thereafter, the Debtors sought to replace the existing facilities with a new financing arrangement. In late July 2001, the Debtors obtained a commitment from General Electric Capital Corporation ("GE Capital") to provide $550 million of a proposed $750 million senior secured financing, subject to the completion of due diligence and certain terms and conditions; the Debtors also sought additional commitments from other lenders. Unfortunately, negotiations with respect to the replacement credit facility did not materialize and the Debtors were unable to procure sufficient financing to fund their operating needs outside of chapter 11 until the steel market and the economy are expected to improve.

                  41. As an aftermath of the September 11th terrorist attacks, domestic steel market conditions have further deteriorated due to the increasingly sluggish economy. Given the combination of aggravating circumstances, the Debtors faced another round of liquidity and cash flow problems, despite diligent efforts in procuring additional financing and cutting operating costs and expenses. In light of the foregoing, the Debtors decided to seek chapter 11 relief and obtain debtor-in-possession financing with GE

Capital. The terms and conditions of such facility are described in the motion filed with the Court on the date hereof.

                  42. In sum, the Debtors are compelled to commence these chapter 11 cases due to, among other things, severe pricing pressures from foreign imports, highly competitive market conditions in the domestic steel industry, and the prolonged economic downturn that has reduced revenues, while expense levels for current and retired employees under the Debtors' collective bargaining and other agreements have continued to increase, which factors collectively reduced the Debtors' liquidity and cash flow. Additionally, the work rules under such collective bargaining agreements create many inefficiencies and hinder their ability to compete effectively.

                  43. To continue, without change, their business operation in the face of the foregoing operational and financial difficulties is not in the best interests of the Debtors, their employees, creditors, customers, shareholders and other parties in interests. From an operational perspective, the Debtors must continue to reduce costs, increase productivity and efficiency, and modernize its operating facilities. From a financial perspective, the Debtors must shed a significant portion of their debt, debt service and legacy obligations in order to realign their capital structure and reposition their business.

                  44. In order to implement the restructuring and reorganization of the Debtors' business and financial affairs, while minimizing the adverse effects of the substantial debt service obligations, contraction in credit and other negative factors, the protection of chapter 11 is essential to the preservation and enhancement of the Debtors' businesses, their employees, the communities in which they maintain and operate facilities and the protection of all parties in interest.

                                            /s/ Lonnie A. Arnett
                                            -----------------------------------
                                            Lonnie A. Arnett
                                            Vice President, Controller and
                                            Chief Accounting Officer of
                                            Bethlehem Steel Corporation



STATE OF NEW YORK  )
                   )     ss.:
COUNTY OF NEW YORK )


                  SWORN TO AND SUBSCRIBED before me, a Notary Public of the State and County aforesaid on this 15th day of October, 2001.


/s/ Angela M. Williams
------------------------------------
                 Notary Public

ANGELA M. WILLIAMS
NOTARY PUBLIC, State of New York
No. 01WI4917470
Qualified in Nassau County
Commission Expires Jan. 19, 2002

                                   SCHEDULE 1
                                   ----------

              LIST OF CREDITORS HOLDING 30 LARGEST UNSECURED CLAIMS

                  Following is the list of the Debtors' creditors holding the 30 largest unsecured claims, excluding prepayments made by the Debtors on account of merchandise that has not been received as of the Commencement Date. The list has been prepared in accordance with Rule 1007(d) of the Federal Rules of Bankruptcy Procedure. The list does not include (1) persons who come within the definition of "insider" set forth in 11 U.S.C. ss. 101, or (2) secured creditors unless the value of the collateral is less than the total amount of such creditor's claim or (3) claims held by any of the Debtors' employees. The information herein shall not constitute an admission of liability by, nor is it binding on, the Debtors. This list reflects amounts as of October 12, 2001.

------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Name of Creditor and           Name, Telephone Number and        Nature of Claim      Indicate if Claim is      Amount of Claim
Complete Mailing Address       Complete Mailing Address,         (trade debt, bank    contingent,               (If secured also
Including Zip Code             Including Zip Code of Employee,   loan, government     unliquidated, disputed    state value of
                               Agent, or Department of           contract, etc.)      or subject to set-off     security)
                               Creditor Familiar with Claim
                               Who May Be Contacted
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
7-5/8% Notes                   Darlene Garsteig                  Loan                 N/A                       150,000,000.00
U.S. Bank Trust National       651-244-5000
Association, Trustee           U.S. Bank Trust National
180 East 5th Street, 2nd       Association
Floor                          180 East 5th Street, 2nd Floor
St. Paul, MN  55101            St. Paul, MN  55101
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
10-3/8% Senior Notes           Iliana A. Arciprete               Loan                 N/A                       105,000,000.00
The Bank of New York, Trustee  212-495-1784
101 Barclay Street, 21W        The Bank of New York
New York, NY 10286             101 Barclay Street, 21W
                               New York, NY 10286
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
6-1/2% Notes                   Darlene Garsteig                  Loan                 N/A                        75,000,000.00
U.S. Bank Trust National       651-244-5000
Association, Trustee           U.S. Bank Trust National
180 East 5th Street, 2nd       Association
Floor                          180 East 5th Street, 2nd Floor
St. Paul, MN  55101            St. Paul, MN  55101
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
8.45% Debenture                John Cashin                       Loan                 N/A                        74,000,000.00
Chase Manhattan Bank           302-552-6279
Delaware, Trustee              Chase Manhattan Bank Delaware
1201 Market Street             1201 Market Street
Wilmington, DE  19801          Wilmington, DE  19801
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
7.50% Bonds                    Robert L. Hannon                  Bonds                N/A                        33,000,000.00
Baltimore County , Maryland    410-887-8000
c/o Baltimore County           Baltimore County Department of
Department of Economic         Economic Development
Development                    400 Washington Avenue
400 Washington Avenue          Courthouse Mezzanine
Courthouse Mezzanine           Towson, MD  21204
Towson, MD  21204
------------------------------ --------------------------------- -------------------- ------------------------- -------------------


------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Name of Creditor and           Name, Telephone Number and        Nature of Claim      Indicate if Claim is      Amount of Claim
Complete Mailing Address       Complete Mailing Address,         (trade debt, bank    contingent,               (If secured also
Including Zip Code             Including Zip Code of Employee,   loan, government     unliquidated, disputed    state value of
                               Agent, or Department of           contract, etc.)      or subject to set-off     security)
                               Creditor Familiar with Claim
                               Who May Be Contacted
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Town of Burns Harbor           Esther V. Nickell                 Bonds                N/A                        26,200,000.00
Town Hall                      219-787-9413
1240 Boo Road                  Town of Burns Harbor
Burns Harbor, IN  46304        Town Hall
                               1240 Boo Road
                               Burns Harbor, IN  46304
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Cambria County Industrial      Warren M. Myers                   Bonds                N/A                        25,500,000.00
Development Authority          814-472-7420
P.O. Box 94                    Cambria County Industrial
Ebensburg, PA 15931            Development Authority
                               P.O. Box 94
                               Ebensburg, PA 15931
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Northampton County             John W. Kingsley                  Bonds                N/A                        23,400,000.00
Industrial Development         610-559-3200
Authority                      Northampton County Industrial
669 Washington Street          Development Authority
Easton, PA 18042               669 Washington Street
                               Easton, PA 18042
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
7.55% Bonds                    Robert L. Hannon                  Bonds                N/A                        20,800,000.00
Baltimore County , Maryland    410-887-8000
c/o Baltimore County           Baltimore County Department of
Department of Economic         Economic Development
Development                    400 Washington Avenue
400 Washington Avenue          Courthouse Mezzanine
Courthouse Mezzanine           Towson, MD  21204
Towson, MD  21204
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
DTE Burns Harbor LLC           Barry Markowitz                   Trade Debt           N/A                         9,909,544.00
425 S Main Street, Suite 201   734-913-2081
PO Box 8614                    DTE Burns Harbor LLC
Ann Arbor, MI  48107           425 S Main Street, Suite 201
                               PO Box 8614
                               Ann Arbor, MI  48107
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
United Steelworkers of         Leo W. Gerard, International      Union                Contingent                  9,000,000.00
America                        President
Five Gateway Center            412-562-2400
Pittsburgh, PA 15222           United Steelworkers of America
                               Five Gateway Center
                               Pittsburgh, PA 15222
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Mitsubishi International       Yutaka Kashiwagi                  Trade Debt           N/A                         4,481,400.00
Corporation                    212-605-3433
Bank of America                Mitsubishi International
231 South LaSalle Street       Corporation
Chicago, IL 60697              Bank of America
                               231 South LaSalle Street
                               Chicago, IL 60697
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
EDS Corporation                Michael Hughes                    Trade Debt           N/A                         4,182,681.76
P.O. Box  281935               610-694-2637
Atlanta, GA  30384-1935        Eighth & Eaton Avenues
                               Bethlehem, PA 18016
------------------------------ --------------------------------- -------------------- ------------------------- -------------------


------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Name of Creditor and           Name, Telephone Number and        Nature of Claim      Indicate if Claim is      Amount of Claim
Complete Mailing Address       Complete Mailing Address,         (trade debt, bank    contingent,               (If secured also
Including Zip Code             Including Zip Code of Employee,   loan, government     unliquidated, disputed    state value of
                               Agent, or Department of           contract, etc.)      or subject to set-off     security)
                               Creditor Familiar with Claim
                               Who May Be Contacted
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
American Iron & Steel          Andrew G. Sharkey, III            Trade Debt           N/A                         3,315,000.00
Institute                      President & CEO
Suite 1300                     202-452-7100
1101 17th Street NW            American Iron & Steel Institute
Washington, D.C. 20036         Suite 1300
                               1101 17th Street NW
                               Washington, D.C. 20036
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Norfolk Southern Railway Co    David R. Good                     Trade Debt           N/A                         2,971,627.88
P.O. Box 75623                 757-629-2610
Charlotte, NC 28275            Norfolk Southern Railway Co
                               P.O. Box 75623
                               Charlotte, NC 28275
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Vesuvius USA                   James Engel                       Trade Debt           N/A                         2,879,493.98
5645 Collections Center Drive  217-351-5002
Chicago, IL  60693             Vesuvius USA
                               5645 Collections Center Drive
                               Chicago, IL  60693
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Walbridge Coatings             Ed Williams                       Trade Debt           N/A                         2,818,424.88
P.O. Box 98150                 419-661-5902
Chicago, IL 60693              Walbridge Coatings
                               P.O. Box 98150
                               Chicago, IL 60693
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Baltimore Gas & Electric Co    Charles Lidard                    Trade Debt           N/A                         2,274,845.03
P.O. Box 1475                  410-265-4039
Baltimore, MD 21203            Baltimore Gas & Electric Co
                               P.O. Box 1475
                               Baltimore, MD 21203
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Consolidation Coal Co          Vince Czajkoski                   Trade Debt           N/A                         2,167,145.39
P.O. Box 36003M                412-831-4696
Pittsburgh, PA 15251-6003      Consolidation Coal Co
                               P.O. Box 36003M
                               Pittsburgh, PA 15251-6003
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
DTE Sparrows Point LLC         Jim Brown                         Trade Debt           N/A                         2,075,406.95
Bank One Detroit               410-477-0600
425 S Main Street, Suite 201   425 S Main Street, Suite 201
PO Box 8614                    PO Box 8614
Ann Arbor, MI 48107            Ann Arbor, MI 48107
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Philip Metals Inc.             Fred Smith                        Trade Debt           N/A                         2,010,216.69
Dept L-427P                    216-752-4000
Pittsburgh, PA 15264           Philip Metals Inc.
                               Dept L-427P
                               Pittsburgh, PA 15264
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Praxair Inc.                   Gary Scheidt                      Trade Debt           N/A                         1,997,906.55
P.O. Box 281901                219-391-5207
Atlanta, GA 30384-1901         Praxair Inc.
                               P.O. Box 281901
                               Atlanta, GA 30384-1901
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
CSX Transportation             John W.  Snow                     Trade Debt           N/A                         1,378,652.39
P.O. Box 640839                804-782-1434
Pittsburgh, PA 15264-0839      CSX Transportation
                               P.O. Box 640839
                               Pittsburgh, PA 15264-0839
------------------------------ --------------------------------- -------------------- ------------------------- -------------------


------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Name of Creditor and           Name, Telephone Number and        Nature of Claim      Indicate if Claim is      Amount of Claim
Complete Mailing Address       Complete Mailing Address,         (trade debt, bank    contingent,               (If secured also
Including Zip Code             Including Zip Code of Employee,   loan, government     unliquidated, disputed    state value of
                               Agent, or Department of           contract, etc.)      or subject to set-off     security)
                               Creditor Familiar with Claim
                               Who May Be Contacted
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Metal Building Components LP   Randy Froehlich                   Trade Debt           N/A                         1,278,343.20
(for Metal Coaters of          678-797-9822
Georgia)                       Metal Building Components LP
P.O. Box 840326                (for Metal Coaters of Georgia)
Dallas, TX 75284-0326          P.O. Box 840326
                               Dallas, TX 75284-0326
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Iron Ore Company of Canada     Ernest Dempsey                    Trade Debt           N/A                         1,226,227.91
1010 Sherbrooke St W           514-285-8402
Suite 2500                     Iron Ore Company of Canada
Montreal, Quebec H3A 2R7       1010 Sherbrooke St W
Canada                         Suite 2500
                               Montreal, Quebec H3A 2R7
                               Canada
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Tippins Incorporated           John E. Thomas                    Settlement           N/A                         1,200,000.00
435 Butler Street              412-781-7600
Pittsburgh, PA 15223           Chairman, President & CEO
                               Tippins Incorporated
                               435 Butler Street
                               Pittsburgh, PA 15223
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Indometal (London) Limited     Yogie Dadang                      Trade Debt           N/A                         1,098,726.58
326-A City Road                9-011-44-207-837-5344
Angel Gate, London EC1         Indometal (London) Limited
                               326-A City Road
                               Angel Gate, London EC1
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Pennsylvania Lime Inc.         Anthony Mantione                  Trade Debt           N/A                         1,083,024.80
P.O. Box 91832                 717-867-5800
Chicago, IL 60693-1832         Pennsylvania Lime Inc.
                               P.O. Box 91832
                               Chicago, IL 60693-1832
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Air Products & Chemicals Inc.  Brian Sullivan                    Trade Debt           N/A                         1,052,157.83
P.O. Box 360545M               610-481-8641
Pittsburgh, PA 15251-0545      Air Products & Chemicals Inc.
                               7201 Hamilton Boulevard
                               Allentown, PA 18195
------------------------------ --------------------------------- -------------------- ------------------------- -------------------
Superior Natural Gas Corp      Mark Snapp                        Trade Debt           N/A                           985,350.00
Southwest Bank of Texas        713-353-5360
1021 Main Street, Suite 2100   Superior Natural Gas Corp
Houston, TX 77002-6502         Southwest Bank of Texas
                               1021 Main Street, Suite 2100
                               Houston, TX 77002-6502
------------------------------ --------------------------------- -------------------- ------------------------- -------------------

                      DECLARATION UNDER PENALTY OF PERJURY
                           ON BEHALF OF A CORPORATION


                  I, the undersigned authorized officer of Bethlehem Steel Corporation, a corporation named as a Debtor in these chapter 11 cases and the direct or indirect corporate parent of the other Debtors in these cases, declare under penalty of perjury that I have reviewed the List of Creditors Holding 30 Largest Unsecured Claims and that it is true and correct to the best of my knowledge, information, and belief, with reliance on appropriate corporate officers.


Dated:   New York, New York
         October 15, 2001



                                        /s/ Lonnie A. Arnett
                                        --------------------------------------
                                        Lonnie A. Arnett
                                        Vice President, Controller and
                                        Chief Accounting Officer of
                                        Bethlehem Steel Corporation

                                   SCHEDULE 2
                                   ----------

CREDITORS HOLDING FIVE LARGEST SECURED CLAIMS(1)

The list does not include persons who come within the definition of "insider" set forth in 11 U.S.C. ss. 101. The information herein shall not constitute an admission of liability by, nor is it binding on, the Debtors. This list reflects amounts as of October 12, 2001.

-----------------------------------------------------------------------------------------------------------------------------------
 Creditor's name and mailing  Co-    Husband,   Date claim was incurred, Contingent  Un-        Disputed   Amount of    Unsecured
 address including zip code   Debtor Wife or      nature of lien, and                liquidated           claim without  portion,
                              (2)    joint     description and estimated                                    deducting     if any
                                     community    value of collateral                                       value of
                                                     securing claim                                        collateral
-----------------------------------------------------------------------------------------------------------------------------------
Morgan Guaranty Trust         N/A    N/A      September 12, 1995;            N/A      N/A          N/A     290.0 million  N/A
Company of New York                           Security Agreement;
500 Stanton Christiana Road                   Revolving Credit Inventory
Newark, DE 19713-2107                         Lien;
                                              Collateral value: $700
                                              million
-----------------------------------------------------------------------------------------------------------------------------------
First Security Bank, N.A.     N/A    N/A      September 29, 2000;            N/A      N/A          N/A     46.8 million   N/A
79 South Main Street,                         Sale/Leaseback Transaction;
Third Floor                                   Slab casting equipment in
Salt Lake City, UT 84111                      Sparrows Point, MD;
                                              Collateral value: $50
                                              million
-----------------------------------------------------------------------------------------------------------------------------------
RZB Finance LLC               N/A    N/A      July 21, 1999; Security        N/A      N/A          N/A     45.0 million   N/A
1133 Avenue of the Americas                   Agreement;
16th Floor                                    Certain cold mill equipment
New York, NY 10036                            in Sparrows Point, MD;
                                              Collateral value: $50
                                              million
-----------------------------------------------------------------------------------------------------------------------------------
Wilmington Trust Company      N/A    N/A      December 28, 2000;             N/A      N/A          N/A     26.8 million   N/A
Rodney Square North                           Sale/Leaseback Transaction;
1100 North Market Street                      1,000 foot Great Lakes Ore
Wilmington, DE 19890                          Vessel;
                                              Collateral value: $30
                                              million
-----------------------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.         N/A    N/A      March 14, 1996                 N/A      N/A          N/A     17.9 million   N/A
100 North Tryon Street                        Security Agreement;
Charlotte, NC 28255                           Building and rolling mill
                                              equipment at Port of
                                              Indiana, IN;
                                              Collateral value: $20
                                              million
-----------------------------------------------------------------------------------------------------------------------------------


----------
1 Includes secured creditors, other than contingent creditors.
2 Schedule 2 is consolidated for all of the Debtors.

                      DECLARATION UNDER PENALTY OF PERJURY
                           ON BEHALF OF A CORPORATION


                  I, the undersigned authorized officer of Bethlehem Steel Corporation, a corporation named as a Debtor in these chapter 11 cases and the direct or indirect corporate parent of the other Debtors in these cases, declare under penalty of perjury that I have reviewed the List of Creditors Holding Five Largest Secured Claims and that it is true and correct to the best of my knowledge, information, and belief.


Dated:   New York, New York
         October 15, 2001



                                      /s/ Lonnie A. Arnett
                                      -----------------------------------------
                                      Lonnie A. Arnett
                                      Vice President, Controller and
                                      Chief Accounting Officer of
                                      Bethlehem Steel Corporation

                                   SCHEDULE 3
                                   ----------

                           CONSOLIDATED BALANCE SHEET
                         OF BETHLEHEM STEEL CORPORATION
                        AND ITS CONSOLIDATED SUBSIDIARIES
                            AS OF SEPTEMBER 30, 2001

                              (dollars in millions)

                                     ASSETS

                                                                  September 30     December 31     September 30
                                                                      2001            2000             2000
                                                                   (unaudited)                      (unaudited)
                                                                 --------------   -------------  --------------
Current Assets:
                  Cash and cash equivalents                      $         50.4   $       109.7  $        111.8
                  Receivables, less allowances                            164.2           152.1           198.3
                  Inventories:
                  Raw materials                                           234.5           303.3           290.4
                  Finished and semifinished                               516.4           570.9           581.2
                                                                 --------------   -------------  --------------
                  Total Inventories                                       750.9           874.2           871.6
                  Other current assets                                     23.1            10.4             8.1
                                                                 --------------   -------------  --------------
Total Current Assets                                                      988.6         1,146.4         1,189.8
Investments and Miscellaneous Assets                                      134.2           136.1           132.8
Property, Plant and Equipment, less accumulated depreciation
     of $4,499.0, $4,363.5 and $4,408.2                                 2,755.7         2,870.5         2,850.1
Deferred Income Tax Asset - net                                             -             985.0           961.0
Goodwill, less accumulated amortization of $40.0, $31.0 and
     $28.0                                                                320.0           329.0           332.0
                                                                 --------------   -------------  --------------
Total Assets                                                     $      4,198.5   $     5,467.0  $      5,465.7
                                                                 ==============   =============  ==============


                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
                  Accounts payable                               $        278.6   $       382.4  $        396.6
                  Accrued employment costs                                 99.2           109.9           119.7
                  Other postretirement benefits                           205.0           175.0           175.0
                  Accrued Taxes                                            70.3            59.7            60.4
                  Debt and capital lease obligations                      388.3            55.4            59.8
                  Other current liabilities                               102.0           144.8           138.7
                                                                 --------------   -------------  --------------
Total Current Liabilities                                               1,143.4           927.2           950.2

Long-term Debt and Capital Lease Obligations                              578.7           798.0           734.1
Deferred Gain                                                             109.0           126.2           103.5
Pension Liability                                                         539.5           442.0           426.7
Other Postretirement Benefits                                           1,835.5         1,780.0         1,710.6
Other Long-term Liabilities                                               295.0           273.6           288.2

Stockholders' Equity (Deficit):
                  Preferred Stock                                          11.6            11.6            11.6
                  Preference Stock                                          2.0             2.1             2.1
                  Common Stock                                            135.1           134.6           134.6
                  Common Stock held in treasury at cost                   (65.8)          (65.7)          (60.8)
                  Additional paid-capital                               1,908.1         1,926.8         1,936.1
                  Accumulated other comprehensive loss                     (1.7)            -               -
                  Accumulated deficit                                  (2,291.9)         (889.4)         (771.2)
                                                                 --------------   -------------  --------------
Total Stockholders' Equity (Deficit)                                     (302.6)        1,120.0         1,252.4
                                                                 --------------   -------------  --------------
Total Liabilities and Stockholders' Equity (Deficit)             $      4,198.5   $     5,467.0  $      5,465.7
                                                                 ==============   =============  ==============

                                   SCHEDULE 4
                                   ----------

              NUMBER AND CLASSES OF SHARES OF STOCK, DEBENTURES AND
              OTHER SECURITIES OF BETHLEHEM STEEL CORPORATION THAT
                 ARE PUBLICLY HELD, AND THE NUMBER OF REGISTERED
              HOLDERS THEREOF, LISTING SEPARATELY THOSE SECURITIES
               HELD BY EACH OF THE DEBTORS' OFFICERS AND DIRECTORS
               ---------------------------------------------------

                           Common Stock (Registered on New York and Chicago Stock Exchanges)
                           -----------------------------------------------------------------

------------------------------- -------------------------- -------------------------------- --------------------------
       Type of Security             Number of Shares        Approximate Number of Record           As of Date
                                                                       Holders
------------------------------- -------------------------- -------------------------------- --------------------------
         Common Stock                  130,227,172                     30,684                  September 30, 2001
------------------------------- -------------------------- -------------------------------- --------------------------

---------------------------------------- -------------------------------------- --------------------------------------
      Name of Officer or Director               Number of Shares Owned(1)                     As of Date
---------------------------------------- -------------------------------------- --------------------------------------
           Outside Directors
---------------------------------------- -------------------------------------- --------------------------------------
         Benjamin R. Civiletti                           4,700                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
            Worley H. Clark                              5,500                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
            John B. Curcio                               8,500                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
            Lewis B. Kaden                               4,500                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
            Harry P. Kamen(2)                          12, 400                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
          William M. Landuyt                             2,400                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
          Shirley D. Peterson                            8,000                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
            John F. Ruffle                               5,500                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
                Officers
---------------------------------------- -------------------------------------- --------------------------------------
           Leonard M. Anthony                           55,180                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
           Lonnie A. Arnett                             144,215                          September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
           David M. Beinner                             72,298                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
           Ronald F. Chango                             74,817                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
           Thomas J. Conarty                            64,080                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
          Stephen G. Donches                            121,207                          September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
            Duane R. Dunham                             305,238                          September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
           Andrew R. Futchko                            109,292                          September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
           William H. Graham                            156,912                          September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
            John L. Kluttz                              84,336                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
           Carl F. Meitzner                             130,795                          September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------

----------
1 Number of shares owned includes shares as to which a person has a right to acquire ownership within 60 days from September 30, 2001.

2 Mr. Kamen also beneficially owns 1,000 shares of Bethlehem $5.00 Preferred
Stock


---------------------------------------- -------------------------------------- --------------------------------------
          Gary L. Millenbruch                           387,917                          September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
         Robert S. Miller, Jr.                          10,000                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
       Augustine E. Moffitt, Jr.                        167,835                          September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
             Van R. Reiner                              90,661                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
          Malcolm J. Roberts                            87,726                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------
         Dorothy L. Stephenson                          69,254                           September 30, 2001
---------------------------------------- -------------------------------------- --------------------------------------


             Preferred Stock (Registered on New York Stock Exchange)
             -------------------------------------------------------

---------------------------------- ------------------------- ------------------------------- -------------------------
Type of Security                   Number of Shares          Approximate Number of Record    As of Date
                                                             Holders
---------------------------------- ------------------------- ------------------------------- -------------------------
$5.00 Cumulative Conv. Preferred          2,500,000                       665                September 30, 2001
Stock
---------------------------------- ------------------------- ------------------------------- -------------------------
$2.50 Cumulative Conv.                    4,000,000                      1,045               September 30, 2001
Preferred Stock
---------------------------------- ------------------------- ------------------------------- -------------------------
$3.50 Cumulative Conv.                    5,123,000                        1                 September 30, 2001
Preferred Stock
---------------------------------- ------------------------- ------------------------------- -------------------------

        Publicly Held Debentures (Registered on New York Stock Exchange)
        ----------------------------------------------------------------

---------------------------------- -------------------------- ------------------------------ -------------------------
Type of Security                   Amount of Issue            Approximate Number of Record   As of Date
                                                              Holders
---------------------------------- -------------------------- ------------------------------ -------------------------
 8.45% Debentures, due March 1,           $74 million                      463                   October 10, 2001
              2005
---------------------------------- -------------------------- ------------------------------ -------------------------


                       Notes and Industrial Revenue Bonds
                       ----------------------------------

----------------------------------- ------------------------ ------------------------------- -------------------------
Type of Security                    Amount of Issue          Approximate Number of Record    As of Date
                                                             Holders
----------------------------------- ------------------------ ------------------------------- -------------------------
10-3/8% Senior Notes due 2003            $105 million                     117                    October 10, 2001
----------------------------------- ------------------------ ------------------------------- -------------------------
7-5/8% Notes due 2004                    $150 million                      17                   September 30, 2001
----------------------------------- ------------------------ ------------------------------- -------------------------
6-1/2% Notes due 2006                     $75 million                 Cede & Co.*               September 30, 2001
----------------------------------- ------------------------ ------------------------------- -------------------------
      Burns Harbor 8.00% IRB             $26.2 million                Cede & Co.*               September 30, 2001
----------------------------------- ------------------------ ------------------------------- -------------------------
Northampton 7.55% IRB                    $23.4 million                Cede & Co.*               September 30, 2001
----------------------------------- ------------------------ ------------------------------- -------------------------
Baltimore 7.55% IRB                      $20.8 million                Cede & Co.*               September 30, 2001
----------------------------------- ------------------------ ------------------------------- -------------------------
Baltimore 7.50% IRB                      $33.0 million                Cede & Co.*               September 30, 2001
----------------------------------- ------------------------ ------------------------------- -------------------------
Cambria 7.5% IRB                         $25.5 million                Cede & Co.*               September 30, 2001
----------------------------------- ------------------------ ------------------------------- -------------------------

* Most record holders are trust accounts, brokerages and insurance companies.



In addition to the foregoing debt and equity securities, Bethlehem Steel Company has issued the following series of Perference Stock, which are not publicly held nor registered on any stock exchange.

                                Preference Stock*
                                -----------------

---------------------------- -------------------------- -------------------------- --------------------------
Type of Security             Number of Shares           Number of Holders          As of Date
---------------------------- -------------------------- -------------------------- --------------------------
Series "A" 5% Cumulative             1,333,643                    5,373            September 30, 2001
Conv. Preference Stock
---------------------------- -------------------------- -------------------------- --------------------------
Series "B" 5% Cumulative              715,777                    11,391            September 30, 2001
Conv. Preference Stock
---------------------------- -------------------------- -------------------------- --------------------------





----------
o Shares of Preference Stock are issued pursuant to labor agreements to a trustee under the Employee Investment Program. Series "A" and Series "B" have a cumulative dividend of 5% per annum payable in cash, Common Stock or additional shares of Preference Stock. Each share of Preference Stock is entitled to vote with Common Stock on all matters and is convertible into one share of Common Stock.

                                   SCHEDULE 5

                         PREMISES OWNED, LEASED, OR HELD
                          UNDER OTHER ARRANGEMENT FROM
                    WHICH THE DEBTORS OPERATE THEIR BUSINESS
                    ----------------------------------------


                  The Debtors, through Bethlehem Steel Corporation ("BSC"), own an office building located at 1170 Eighth Avenue, Bethlehem, Pennsylvania 18016, which serves as the corporate headquarters.

                  BSC's principal operations comprise of three divisions: Burns Harbor, Sparrows Point and Pennsylvania Steel Technology.

                  o        The Burns Harbor facilities are located at (i) U.S.
                           Highway 12, Burns Harbor, Indiana 46304 and (ii) 2558 Hamburg Turnpike, Lackawanna, New York 14218. These facilities are owned.

                  o The Sparrows Point facilities are located at (i) 5111 North Point Boulevard, Sparrows Point, Maryland 21219; (ii) ARC Building, 139 Modena Road, Coatesville, Pennsylvania 19320; and (iii) Conshohocken Road, Conshohocken, Pennsylvania 19428. These facilities are owned.

                  o The Pennsylvania Steel Technologies facilities are located at 215 South Front Street, Steelton, Pennsylvania 17113. These facilities are owned.

                  The Debtors also lease the following locations and premises through which they conduct sales activities and operations:

--------------------------------------------------------- ------------------- -----------------------
              Leased Location                                    City               State/Zip
--------------------------------------------------------- ------------------- -----------------------
900 Old Roswell Lakes Parkway, Suite 140                  Roswell             GA 30076
--------------------------------------------------------- ------------------- -----------------------
8015 Corporate Drive, Suite 1                             Baltimore           MD 21236
--------------------------------------------------------- ------------------- -----------------------
300 Vestavia Parkway, Suite 2300                          Birmingham          AL 35216-3753
--------------------------------------------------------- ------------------- -----------------------
737 North Michigan Avenue, Olympia Centre, Suite 1050     Chicago             IL  60611-2615
--------------------------------------------------------- ------------------- -----------------------
8260 North Creek Drive, Suite 120                         Cincinnati          OH  45236-2296
--------------------------------------------------------- ------------------- -----------------------
77 Milford Drive, Suite 236                               Hudson              OH  44236
--------------------------------------------------------- ------------------- -----------------------
21 Arbor Vista Court                                      Columbia            SC  29229-0006
--------------------------------------------------------- ------------------- -----------------------
1501 LBJ Freeway, Suite 510                               Dallas              TX  75234-6051
--------------------------------------------------------- ------------------- -----------------------
26777 Central Park Boulevard, City Center Office Park,
Suite 100                                                 Southfield          MI  48076
--------------------------------------------------------- ------------------- -----------------------


--------------------------------------------------------- ------------------- -----------------------
              Leased Location                                    City               State/Zip
--------------------------------------------------------- ------------------- -----------------------
3600 Camelot Drive, S.E.                                  Grand Rapids        MI  49546-6002
--------------------------------------------------------- ------------------- -----------------------
3300 Battleground Avenue, Suite 224                       Greensboro          NC  27410
--------------------------------------------------------- ------------------- -----------------------
10375 Richmond Avenue, Suite 750                          Houston             TX  77042-4144
--------------------------------------------------------- ------------------- -----------------------
6265 Pear Orchard Road, Suite 104                         Jackson             MS  39211
--------------------------------------------------------- ------------------- -----------------------
9625 Beauclerc Bluff Road                                 Jacksonville        FL 32257
--------------------------------------------------------- ------------------- -----------------------
120 Sears Avenue, Mariposa Center,
Suite 210                                                 Louisville          KY  40207-5063
--------------------------------------------------------- ------------------- -----------------------
6055 Primacy Parkway, Suite 432                           Memphis             TN 38119
--------------------------------------------------------- ------------------- -----------------------
111 East Wisconsin Avenue, Bank One Plaza, Suite 1370     Milwaukee           WI  53202-4100
--------------------------------------------------------- ------------------- -----------------------
101 Westpark Drive, Suite 140                             Brentwood           TN  37027-5003
--------------------------------------------------------- ------------------- -----------------------
103 Eisenhower Parkway, 2nd Floor                         Roseland            NJ  07068-1029
--------------------------------------------------------- ------------------- -----------------------
1730 Walton Road, Suite 302                               Blue Bell           PA  19422-2301
--------------------------------------------------------- ------------------- -----------------------
750 Holiday Drive, Foster Plaza 9                         Pittsburgh          PA  15220-2783
--------------------------------------------------------- ------------------- -----------------------
One Blackhawk Drive                                       Eldridge            IA  52748
--------------------------------------------------------- ------------------- -----------------------
7202 Glen Forest Drive, Suite 103                         Richmond            VA  23226-3771
--------------------------------------------------------- ------------------- -----------------------
11820 Tesson Ferry Road, Suite 204                        St. Louis           MO  63128
--------------------------------------------------------- ------------------- -----------------------
35 Quail Court, Suite 304                                 Walnut Creek        CA  94596
--------------------------------------------------------- ------------------- -----------------------
P.O. Box 967                                              Wilmington          VT  05363
--------------------------------------------------------- ------------------- -----------------------

                  Bethlehem Steel Corporation, through certain of its subsidiaries that are non-debtors in these chapter 11 cases, own eight short line railroads, five of which operate at or near the company's principal steel plants located in Indiana, Maryland and Pennsylvania, and other transportation related entities.

                                   SCHEDULE 6

                 LOCATION OF THE DEBTORS' SUBSTANTIAL ASSETS IN
                  THE UNITED STATES, AND THE NATURE, LOCATION,
                   AND VALUE OF ANY ASSETS HELD BY THE DEBTORS
               OUTSIDE THE TERRITORIAL LIMITS OF THE UNITED STATES
               ---------------------------------------------------

                  All or substantially all of the Debtors' material assets are located in the United States and consist of fee and leasehold interests in real property, plant, facilities, equipment, fixture and furniture, as well as interests in joint ventures, partnerships and limited liability companies.

                  The Debtors also maintain bank accounts and conduct all of their significant banking and other financial activities in New York, New York. In addition, the Debtors' key advisors, including their attorneys and financial consultants, as well as a number of their major creditors and their advisors, are located in New York City.

                  In addition to those owned facilities, leased premises and other locations listed in Schedule 5 from which the Debtors operate their businesses, certain of the Debtors' assets (comprised primarily of raw materials, work-in-progress, finished goods and inventory) are placed with various processors, warehouses, distribution terminals and consignees at the locations listed below.

------------------------------------------ --------------------------------------- ----------------------------------------
NAME                                       MAILING ADDRESS                         STATE
----                                       ---------------                         -----

------------------------------------------ --------------------------------------- ----------------------------------------
Chicago Steel                              174 South 26th Street                   Alabama  35904
                                           Gadsden
------------------------------------------ --------------------------------------- ----------------------------------------
Global Materials/Hills Marine              1802 Redhat Road                        Alabama  35602
Enterprises, Inc.                          Decatur
------------------------------------------ --------------------------------------- ----------------------------------------
Hanna Steel Corp.                          3812 Commerce Avenue                    Alabama  35064
                                           P.O. Box 558
                                           Fairfield
------------------------------------------ --------------------------------------- ----------------------------------------
Mi-Tech Steel, Inc.                        3301 Mallard Fox Drive                  Alabama 35603
                                           Decatur
------------------------------------------ --------------------------------------- ----------------------------------------
Polymer Coil Coaters                       7001 Valley Road                        Alabama 35064
                                           Fairfield
------------------------------------------ --------------------------------------- ----------------------------------------
Amerimax Building Products, Inc.           W. Helena                               Arkansas

------------------------------------------ --------------------------------------- ----------------------------------------
B-Way Corp                                 10837 Etiwanda Avenue                   California  92337
                                           Fontana
------------------------------------------ --------------------------------------- ----------------------------------------
Metal Coaters of California Inc.           9133 Center Avenue                      California  91730
(formerly California Finished Metals)      Rancho Cucamonga
------------------------------------------ --------------------------------------- ----------------------------------------
Crown Cork & Seal Company, Inc.            2200 Wilbur Avenue                      California  94509
                                           Antioch
------------------------------------------ --------------------------------------- ----------------------------------------
Metal Processing, Inc.                     P. O. Box 3087                          Florida
                                           Brandon
------------------------------------------ --------------------------------------- ----------------------------------------


------------------------------------------ --------------------------------------- ----------------------------------------
All Metals Service & Warehousing Inc.      100 All Metal Drive                     Georgia 30120
                                           Cartersville
------------------------------------------ --------------------------------------- ----------------------------------------
Metal Coaters of GA, Inc.                  1150 Marietta Industrial Drive N.E.     Georgia 30062
                                           Marietta
------------------------------------------ --------------------------------------- ----------------------------------------
Norfolk Southern Corporation               Southern Region Material Supply         Georgia  30318
                                           Gate 8
                                           1680 Marietta Road NW
                                           Atlanta
------------------------------------------ --------------------------------------- ----------------------------------------
Southeastern Metal Processing              509 Bankhead Highway                    Georgia 30680
                                           P. O. Box 25
                                           Winder
------------------------------------------ --------------------------------------- ----------------------------------------
Butler Manufacturing Company               1029 S Henderson                        Illinois  61401
                                           Galesburg
------------------------------------------ --------------------------------------- ----------------------------------------
Feralloy Corporation (St. Louis Division)  2500 Century Drive                      Illinois 62040
                                           Granite City
------------------------------------------ --------------------------------------- ----------------------------------------
Hanna Steel Corp.                          200 Hanna Drive                         Illinois  61554
                                           Pekin
------------------------------------------ --------------------------------------- ----------------------------------------
Holland Company (Lewis Rail Division)      171 Street                              Illinois  60429
                                           Ashland IC Railyard
                                           Hazlecrest
------------------------------------------ --------------------------------------- ----------------------------------------
Precoat Metals                             4800 S. Kilbourn Avenue                 Illinois 60632
                                           Chicago
------------------------------------------ --------------------------------------- ----------------------------------------
Sequa Corporation,                         Northgate Industrial Park, Route 3      Illinois 62040
Precoat Metals Division                    Granite City
------------------------------------------ --------------------------------------- ----------------------------------------
Steel Warehouse - Quad Cities Inc.         4305 81st Ave W                         Illinois 61201
                                           Rock Island
------------------------------------------ --------------------------------------- ----------------------------------------
Chicago Cold Rolling, LLC                  1000 E. Boundary Road                   Indiana 46368
                                           Portage
------------------------------------------ --------------------------------------- ----------------------------------------
Chicago Steel & Tinplate                   700 Chase Street                        Indiana 46404
                                           Gary
------------------------------------------ --------------------------------------- ----------------------------------------
Feralloy Corporation (Midwest)             6755 Waterway                           Indiana  46368
                                           Portage
------------------------------------------ --------------------------------------- ----------------------------------------
Flat Rock Metal Processing                 725 George Nelson Drive                 Indiana 46368
                                           Portage
------------------------------------------ --------------------------------------- ----------------------------------------
Great Lakes Processing                     345 Salmon Drive                        Indiana 46368
                                           Portage
------------------------------------------ --------------------------------------- ----------------------------------------
Indiana Pickling & Process                 6600 U.S. Highway 12 Avenue             Indiana 46368
                                           Portage
------------------------------------------ --------------------------------------- ----------------------------------------
Mi-Tech Steel, Inc.                        1811 N. Montgomery Street               Indiana 47240-2620
                                           Greensburg
------------------------------------------ --------------------------------------- ----------------------------------------
National Steel (Great Lakes Division)      1 Quality Drive                         Michigan  48229
                                           Ecourse
------------------------------------------ --------------------------------------- ----------------------------------------
Precision Strip, Inc.                      3518 W. 73rd Street                     Indiana  46013
                                           Anderson
------------------------------------------ --------------------------------------- ----------------------------------------
Precoat Metals                             US Highway 12                           Indiana 46368
                                           Portage
------------------------------------------ --------------------------------------- ----------------------------------------
Roll & Hold Warehouse  & Distribution      725 George Nelson Drive                 Indiana 46368
                                           Portage
------------------------------------------ --------------------------------------- ----------------------------------------


------------------------------------------ --------------------------------------- ----------------------------------------
Roll & Hold Warehouse & Distribution       2515 S. Holt Street                     Indiana 46241
                                           Indianapolis
------------------------------------------ --------------------------------------- ----------------------------------------
Roll Coater Incorporated                   1950 E Main Street                      Indiana 46140
                                           P. O. Box 787
                                           Greenfield
------------------------------------------ --------------------------------------- ----------------------------------------
Roll Coater Incorporated                   2nd & Hupp Roads                        Indiana 46345
                                           P.O. Box 325
                                           Kingsbury
------------------------------------------ --------------------------------------- ----------------------------------------
S.E.T. Steel (formerly Noble Metals)       9990 E. 56th Street                     Indiana  46236
                                           Indianapolis
------------------------------------------ --------------------------------------- ----------------------------------------
Steel Warehouse Company, Inc.              2722 W. Tucker Drive                    Indiana 46624
                                           South Bend
------------------------------------------ --------------------------------------- ----------------------------------------
Voss Clark                                 701 Loop Road                           Indiana  47130
                                           Jeffersonville
------------------------------------------ --------------------------------------- ----------------------------------------
Worthington Steel Co.                      100 Worthington Drive                   Indiana 46304
                                           Porter
------------------------------------------ --------------------------------------- ----------------------------------------
Roll & Hold Warehouse & Distribution       3863 W. River Drive                     Iowa 52802
                                           Davenport
------------------------------------------ --------------------------------------- ----------------------------------------
Eagle Steel Products Inc.                  2500 S. Floyd Street                    Kentucky 40217
                                           Louisville
------------------------------------------ --------------------------------------- ----------------------------------------
Kentucky Steel Center Inc.                 1101 Mayde Road                         Kentucky  40403
                                           Berea
------------------------------------------ --------------------------------------- ----------------------------------------
Noble Metal Processing Inc.                6301 Midland Industrial Drive           Kentucky 40065
                                           Shelbyville
------------------------------------------ --------------------------------------- ----------------------------------------
Steel Technologies                         P.O. Box 43339                          Kentucky  40253
                                           Louisville
------------------------------------------ --------------------------------------- ----------------------------------------
Amtrol Inc.                                2440 Grays Road                         Maryland  21219
                                           Sparrows Point
------------------------------------------ --------------------------------------- ----------------------------------------
Chesapeake Finished Metals                 6754 Santa Barbara Court                Maryland  21227
                                           Baltimore
------------------------------------------ --------------------------------------- ----------------------------------------
Crown Cork & Seal Company, Inc.            Pulanski Industrial Parkway             Maryland
                                           Baltimore
------------------------------------------ --------------------------------------- ----------------------------------------
Diamond Traffic Services, Inc.             7670 Canton Center Drive                Maryland  21224-2027
                                           Baltimore
------------------------------------------ --------------------------------------- ----------------------------------------
HS Processing LP (aka Heidtman Steel)      2121 Grays Road                         Maryland  21222
                                           Baltimore
------------------------------------------ --------------------------------------- ----------------------------------------
Main Steel Polishing Co Inc.               6301 Erdman Avenue                      Maryland  21205
                                           Baltimore
------------------------------------------ --------------------------------------- ----------------------------------------
Maryland Metals Processing, Inc.           4425 A North Point Boulevard            Maryland  21219
                                           Baltimore
------------------------------------------ --------------------------------------- ----------------------------------------
Quality Packaging Inc.                     P. O. Box 1743                          Maryland  21060
                                           Glen Burnie
------------------------------------------ --------------------------------------- ----------------------------------------
Shipside Marine Freight                    1601 S. Highland Avenue                 Maryland  21224
                                           Baltimore
------------------------------------------ --------------------------------------- ----------------------------------------
Tin Star Co                                6230 Frankford Avenue                   Maryland  21206
                                           Baltimore
------------------------------------------ --------------------------------------- ----------------------------------------
Titan Steel                                2500-B Broening Highway                 Maryland 21224
                                           Baltimore
------------------------------------------ --------------------------------------- ----------------------------------------


------------------------------------------ --------------------------------------- ----------------------------------------
Worthington Steel Co.                      8911 Kelso Drive                        Maryland 21221
                                           Baltimore
------------------------------------------ --------------------------------------- ----------------------------------------
Arlington Metals Corporation               13100 Arlington Drive                   Michigan 49125
                                           Sawyer
------------------------------------------ --------------------------------------- ----------------------------------------
Bing Metals Group                          1500 E. Euclid Street                   Michigan  48211
                                           Detroit
------------------------------------------ --------------------------------------- ----------------------------------------
Dearborn Steel Center, Inc.                6837 Wyoming Avenue                     Michigan 48126-2346
                                           Dearborn
------------------------------------------ --------------------------------------- ----------------------------------------
Delaco Steel Corporation                   8111 Tireman Avenue                     Michigan 48126
                                           Dearborn
------------------------------------------ --------------------------------------- ----------------------------------------
Demmer Corp.                               3525 Capital City Boulevard             Michigan 48901
                                           Lansing
------------------------------------------ --------------------------------------- ----------------------------------------
Ferralloy North American Steel Co.         18030 Rialto                            Michigan 48122
                                           Melvindale
------------------------------------------ --------------------------------------- ----------------------------------------
Ferrolux Metals Co (Division of Ferragon   36263 Michigan Avenue                   Michigan 48184
Group)                                     Wayne
------------------------------------------ --------------------------------------- ----------------------------------------
Flat Rock Metal Inc.                       26601 W. Huron River Drive              Michigan 48134
                                           Flat Rock
------------------------------------------ --------------------------------------- ----------------------------------------
Integrated Terminals                       25325 Hall Road                         Michigan 48183
                                           Woodhaven
------------------------------------------ --------------------------------------- ----------------------------------------
Kalamazoo Steel Processing, Inc.           306 Peekstok Road                       Michigan 49005-0169
                                           Kalamazoo
------------------------------------------ --------------------------------------- ----------------------------------------
Kasle Steel Corporation                    25225 Hall Road                         Michigan 48183
                                           Woodhaven
------------------------------------------ --------------------------------------- ----------------------------------------
Kasle Steel Corporation                    1301 Alabama Avenue                     Michigan 48505
                                           Flint
------------------------------------------ --------------------------------------- ----------------------------------------
Lafayette Steel Co.                        3600 N. Military Street                 Michigan 48210-0001
                                           Detroit
------------------------------------------ --------------------------------------- ----------------------------------------
Michigan Steel Processing, Inc.            36211 S. Huron Road                     Michigan 48164
                                           New Boston
------------------------------------------ --------------------------------------- ----------------------------------------
Noble Metal Products (formerly Utilase,    20101 Hoover Road                       Michigan 48205
Inc.)                                      Detroit
------------------------------------------ --------------------------------------- ----------------------------------------
Pro Coil                                   5260 Haggerty Road South                Michigan  48188
                                           Canton
------------------------------------------ --------------------------------------- ----------------------------------------
RSDC of Michigan                           1775 Holloway Drive                     Michigan 48842
                                           Holt
------------------------------------------ --------------------------------------- ----------------------------------------
Shiloh of Michigan LLC                     9800 Inkster Road                       Michigan  48174
                                           Romulus
------------------------------------------ --------------------------------------- ----------------------------------------
Steelcase Inc.                             4380 52nd Street                        Michigan  49512
                                           Kentwood
------------------------------------------ --------------------------------------- ----------------------------------------
Steelcase Inc.                             4300 Eastern Avenue                     Michigan  49546
                                           Grand Rapids
------------------------------------------ --------------------------------------- ----------------------------------------
Thyssen Steel                              One Thyssen Park Drive                  Michigan 48210
                                           Detroit
------------------------------------------ --------------------------------------- ----------------------------------------
Voss Lantz                                 19451 Sherwood                          Michigan  48234
                                           Detroit
------------------------------------------ --------------------------------------- ----------------------------------------
Wayne Industries Inc.                      36253 Michigan Avenue                   Michigan 48184
                                           Wayne
------------------------------------------ --------------------------------------- ----------------------------------------


------------------------------------------ --------------------------------------- ----------------------------------------
Worthington Specialty Proc.                P.O. Box 1068                           Michigan  49204
                                           Jackson
------------------------------------------ --------------------------------------- ----------------------------------------
Worthington Steel Company                  1170 Worthington Drive                  Michigan 48180
                                           Taylor
------------------------------------------ --------------------------------------- ----------------------------------------
Consolidated Material Products             1085 Mendell Davis Drive                Mississippi
                                           Jackson
------------------------------------------ --------------------------------------- ----------------------------------------
Double G Coatings Inc.                     1096 Mendell Davis Drive                Mississippi 39212
                                           Jackson
------------------------------------------ --------------------------------------- ----------------------------------------
Doublecote LLC                             951 Prisock Drive                       Mississippi 39212
                                           Jackson
------------------------------------------ --------------------------------------- ----------------------------------------
Nitek Metal Service                        212 Apache Drive                        Mississippi 39212
                                           Jackson
------------------------------------------ --------------------------------------- ----------------------------------------
Precoat Metals                             1095 Mendell Davis Drive                Mississippi 39212
                                           Jackson
------------------------------------------ --------------------------------------- ----------------------------------------
Baldwin Steel Co Inc.                      500 State Route 440                     New Jersey 07305
                                           Jersey City
------------------------------------------ --------------------------------------- ----------------------------------------
B-Way Corp                                 6 Litho Road                            New Jersey 08638
                                           Trenton
------------------------------------------ --------------------------------------- ----------------------------------------
Dynamic Metals Inc.                        1713 S 2nd Street                       New Jersey 08854
                                           Piscataway
------------------------------------------ --------------------------------------- ----------------------------------------
Englert Inc.                               1200 Amboy Avenue                       New Jersey  08862
                                           Perth Amboy
------------------------------------------ --------------------------------------- ----------------------------------------
Lynn/Hudd Steel Corp                       235 St. Nicholas Avenue                 New Jersey 07080
                                           South Plainfield
------------------------------------------ --------------------------------------- ----------------------------------------
T.P.C. Metals Inc.                         798 Frelinghoysen Avenue                New Jersey  07114
                                           Newark
------------------------------------------ --------------------------------------- ----------------------------------------
Integrated Terminals                       1951 Hamburg Turnpike, Box 24           New York 14218
                                           Lackawanna
------------------------------------------ --------------------------------------- ----------------------------------------
Butler Manufacturing Company               13421 N Rocky Road                      North Carolina 28353
                                           Laurinburg
------------------------------------------ --------------------------------------- ----------------------------------------
Roll & Hold Warehousing & Distribution     Arrowhead Industrial Park               North Carolina 28273
                                           9925 Brookford Street
                                           Charlotte
------------------------------------------ --------------------------------------- ----------------------------------------
Wayne Steel, Inc.                          4309 U.S. Highway 311                   North Carolina 27317-7316
                                           Randleman
------------------------------------------ --------------------------------------- ----------------------------------------
Allied Signal                              851 Jacksonville Road                   Ohio  45331
                                           Greenville
------------------------------------------ --------------------------------------- ----------------------------------------
B-Way Corp                                 8200 Broadwell Road                     Ohio  45244
                                           Cincinnati
------------------------------------------ --------------------------------------- ----------------------------------------
Columbus Coatings Company, an Ohio         1800 Watkins Road                       Ohio  43207
General Partnership                        Columbus
------------------------------------------ --------------------------------------- ----------------------------------------
Columbus Processing Co.                    4300 Alum Creek Road                    Ohio  43207
                                           Obetz
------------------------------------------ --------------------------------------- ----------------------------------------
IDS of Cleveland                           8056 Highland Poite Parkway             Ohio 44056
                                           Macedonia
------------------------------------------ --------------------------------------- ----------------------------------------
Liverpool Coil Processing, Incorporated    880 Steel Drive                         Ohio 44280
                                           Valley City
------------------------------------------ --------------------------------------- ----------------------------------------


------------------------------------------ --------------------------------------- ----------------------------------------
Medina Blanking, Inc.                      5580 Wegman Drive                       Ohio 44136-0009
                                           P.O. Box 360513
                                           Valley City
------------------------------------------ --------------------------------------- ----------------------------------------
Metals USA Inc. - Krohn Steel Service      5750 Lower Valley Pike                  Ohio 45502
Center                                     Springfield
------------------------------------------ --------------------------------------- ----------------------------------------
OSMI                                       1305 Innisfallen Avenue                 Ohio 45506
                                           Springfield
------------------------------------------ --------------------------------------- ----------------------------------------
Pre Finish Metals, Inc.                    30610 E. Broadway                       Ohio 43465
(Walbridge Coatings)                       Walbridge
------------------------------------------ --------------------------------------- ----------------------------------------
Pre Finish Metals, Inc.                    2400 Yankee Road                        Ohio 45044
                                           Middletown
------------------------------------------ --------------------------------------- ----------------------------------------
Precision Strip, Inc.                      315 Park Avenue                         Ohio 45371
                                           Tipp City
------------------------------------------ --------------------------------------- ----------------------------------------
Precision Strip, Inc.                      86 S. Ohio Street                       Ohio 45865-0104
                                           P. O. Box 104
                                           Minster
------------------------------------------ --------------------------------------- ----------------------------------------
Processing Technologies                    7401 Ponderosa Road                     Ohio  43551
                                           Perrysburg
------------------------------------------ --------------------------------------- ----------------------------------------
Pro-Tec Coatings Co.                       5000 County Rd. #5                      Ohio  45856
                                           Leipsic
------------------------------------------ --------------------------------------- ----------------------------------------
Quality Steel Storage, Inc.                5400 N. Detroit Avenue                  Ohio 43612
                                           Toledo
------------------------------------------ --------------------------------------- ----------------------------------------
Roll & Hold                                755 Highland Road                       Ohio 44056
                                           Macedonia
------------------------------------------ --------------------------------------- ----------------------------------------
Samuel Steel Pickling                      1400 Enterprise Parkway                 Ohio  44087
                                           Twinsburg
------------------------------------------ --------------------------------------- ----------------------------------------
Shiloh Industries                          402 Ninth Avenue                        Ohio 44905-0037
                                           Mansfield
------------------------------------------ --------------------------------------- ----------------------------------------
Southwestern Ohio Steel, Inc.              1701/1801 Made Drive                    Ohio 45042
                                           Middletown
------------------------------------------ --------------------------------------- ----------------------------------------
Taylor Coil Processing                     2260 Industrial Trace                   Ohio  44481
                                           Lordstown
------------------------------------------ --------------------------------------- ----------------------------------------
Worthington Steel Co.                      350 Lawton Avenue                       Ohio  45050
                                           Monroe
------------------------------------------ --------------------------------------- ----------------------------------------
Butler Manufacturing Company               400 N. Weaver Street                    Pennsylvania  17003
                                           Annville
------------------------------------------ --------------------------------------- ----------------------------------------
Can Corp of America                        Excelsior Industrial Park               Pennsylvania 19510
                                           P.O. Box 170
                                           Blandon
------------------------------------------ --------------------------------------- ----------------------------------------
Centria                                    1005 Beaver Grade Road                  Pennsylvania  15108
                                           Ambridge
------------------------------------------ --------------------------------------- ----------------------------------------
Chicago Steel Ltd. Partnership             Fairless Works                          Pennsylvania 19030
c/o USS Fairless Works                     Fairless Hills
------------------------------------------ --------------------------------------- ----------------------------------------
Hoffman Industries Inc.                    3145 Shillington Road                   Pennsylvania
                                           P.O. Box 4127
                                           Sinking Springs
------------------------------------------ --------------------------------------- ----------------------------------------
Pacesetter Steel Service, Inc.             10 Steel Road East                      Pennsylvania 19067
                                           Morrisville
------------------------------------------ --------------------------------------- ----------------------------------------


------------------------------------------ --------------------------------------- ----------------------------------------
Penntech Transfer Corporation              701 Spring Street, P.O. Box 14203       Pennsylvania 19087
                                           Reading
------------------------------------------ --------------------------------------- ----------------------------------------
Pre Finish Metals, Inc.                    1295 New Ford Mill Road                 Pennsylvania 19067
                                           Morrisville
------------------------------------------ --------------------------------------- ----------------------------------------
Precoat Metals                             3500 Walnut Street                      Pennsylvania 15132-7257
                                           McKeesport
------------------------------------------ --------------------------------------- ----------------------------------------
World Class Processing                     21 Century Drive                        Pennsylvania 15003
                                           Ambridge
------------------------------------------ --------------------------------------- ----------------------------------------
All Metal Service and Warehouse Inc.       115 Coastline Road                      South Carolina 29301
                                           Spartanburg
------------------------------------------ --------------------------------------- ----------------------------------------
Cherokee Marine Terminal                   520 Cowan Street                        Tennessee  37207
                                           Nashville
------------------------------------------ --------------------------------------- ----------------------------------------
Delta Storage & Transfer, Inc.             1388 N. Seventh Street, P.O. Box 70286  Tennessee 38107
                                           Memphis
------------------------------------------ --------------------------------------- ----------------------------------------
Hunter Marine Terminal Transport           6615 Robertson Avenue                   Tennessee 37209
                                           P. O. Box 90025
                                           Nashville
------------------------------------------ --------------------------------------- ----------------------------------------
Marubeni America Corporation               104 Western Avenue                      Tennessee 37148
                                           Portland
------------------------------------------ --------------------------------------- ----------------------------------------
Mi-Tech Steel, Inc.                        212 Rutherford Boulevard                Tennessee 37133
                                           P.O. Box 469
                                           Murfreesboro
------------------------------------------ --------------------------------------- ----------------------------------------
Saturn Corporation                         100 Saturn Parkway                      Tennessee  37174-1500
                                           P.O. Box 1500
                                           Spring Hill
------------------------------------------ --------------------------------------- ----------------------------------------
Transtor                                   4740 Hungerford Road                    Tennessee  38118
                                           P.O. Box 18967
                                           Memphis
------------------------------------------ --------------------------------------- ----------------------------------------
Houston Barge Terminal (Div. of General    5807 Navigation Boulevard, Box 9128     Texas 77011
Stevedores, Inc.)                          Houston
------------------------------------------ --------------------------------------- ----------------------------------------
Precoat Metals                             16402 Jacintoport Boulevard             Texas 77015
                                           Houston
------------------------------------------ --------------------------------------- ----------------------------------------
Oborn Transfer & Storage                   Freeport Center Building, A-15          Utah  84016
                                           715 Spot 0 Yard 7
                                           P. O. Box 1475
                                           Clearfield
------------------------------------------ --------------------------------------- ----------------------------------------
Metals USA Spec.                           301 Industrial Drive                    Wisconsin  53032
                                           Horicon
------------------------------------------ --------------------------------------- ----------------------------------------
Roll Coater Incorporated                   4502 Freedom Way                        West Virginia 26062
                                           P. O. Box 591
                                           Weirton
------------------------------------------ --------------------------------------- ----------------------------------------
Samuel Metal Proc.                         P.O. Box 3155 LCD4                      Ontario, Canada
                                           Hamilton                                L8H7K8
------------------------------------------ --------------------------------------- ----------------------------------------



                  All or substantially all of the Debtors' corporate books and records are located at (i) the corporate headquarters at 1170 Eighth Avenue, Bethlehem, Pennsylvania, (ii) the Eighth and Eaton Avenue Building in Bethlehem, Pennsylvania, (iii) Electronic Data Systems Corporation at 5400 Legacy Drive, Plano, Texas, and (iv) the Debtors' principal steel plants in Indiana, Maryland, New York and Pennsylvania.

                  Bethlehem Steel Corporation maintains computer operations in its Eighth Avenue Building in Bethlehem, Pennsylvania, and conducts research activities in its Homer Research Complex (three buildings) in Bethlehem, Pennsylvania. It also operates a family health clinic in Bethlehem, Pennsylvania.

                  Bethlehem Steel Corporation owns property in or near Bethlehem, Pennsylvania, Johnstown, Pennsylvania, and Lackawanna, New York, on or near which Bethlehem Steel Corporation formerly conducted steelmaking-related activities.

                  Some of the Debtors also own coal reserves in western Pennsylvania and eastern Kentucky and reserve property in several states, including Colorado, Louisiana, Illinois, Maryland, New Jersey, Oklahoma, Pennsylvania and Texas.

                                   SCHEDULE 7

                    THE DEBTORS' EXISTING SENIOR MANAGEMENT,
                 THEIR TENURE WITH THE DEBTORS, AND A SUMMARY OF THEIR RELEVANT RESPONSIBILITIES AND EXPERIENCE
                 ----------------------------------------------

------------------------------------------ ---------------------------------------------------------------------------
Name/Position                              Summary of Responsibilities and Experience
------------------------------------------ ---------------------------------------------------------------------------
Robert S. Miller                           Mr. Miller graduated from Stanford University where he
Chairman & Chief Executive Officer         obtained a bachelor degree in Economics. In 1966, he obtained a juris doctor decree from Havard Law School and, in 1968 he received an MBA degree in Finance from the Stanford Business
                                           School. In 1979, he joined the then floundering Chrysler
                                           Corporation where he was instrumental in procuring a
                                           successful restructuring of the company. He remained until
                                           1992 with Chrysler where served as its Chief Financial Officer and Vice Chairman. He then joined the investment banking firm head by Paul Volcker, former head of the Federal Reserve, and
                                           Jim Wolfensohn, the current president of World Bank. In 1995, he was elected Chairman of the engineering and construction firm of Morrison Knudsen (now known as the Washington Group)
                                           and successfully concluded an innovative restructuring of that company. In 1996, he served as Acting CEO of Federal Mogul, an auto parts maker based in Detroit, and in October 1997, he was named Chairman and CEO of Waste Management, the world's
                                           largest environmental services company. From November 1999 through February 2000, he was President of Reliance Group
                                           Holdings, a diversified property and casualty insurance
                                           company. From March through September 2000, he served with
                                           Bill Donaldson in the two-person office of the CEO of Aetna,
                                           Inc. From September 2000 until January 2001, he rejoined
                                           Federal Mogul was its Chairman and Interim CEO. In September
                                           2001, he joined Bethlehem Steel Corporation as its Chairman and Chief Executive Officer.
------------------------------------------ ---------------------------------------------------------------------------
Duane R. Dunham                            Mr. Dunham graduated in 1964 from Western Michigan University
President & Chief Operating Officer        with a bachelor of science degree in administration. In 1965, he received a master's degree in business administration from the Pennsylvania State University. He completed the Advanced
                                           Management Program at Stanford University's Graduate School of
                                           Business in 1991. He joined Bethlehem Steel in 1965 and first served as salesman in Buffalo, New York. He was transferred to
------------------------------------------ ---------------------------------------------------------------------------

------------------------------------------ ---------------------------------------------------------------------------
                                           the Bethlehem, Pa. headquarters in 1971 as a salesman in the galvanized and specialty sheet sales division, in which he later served as product specialist, assistant manager and
                                           manager. Mr. Dunham was promoted to general manager of
                                           marketing services in 1986 and a year later advanced to
                                           general manager, tin mill products sales and marketing. He was general manager, marketing in 1988. He was elected vice
                                           president, marketing in 1990 and named president of the
                                           Sparrows Point Division in January 1993. Six years later, he was elected executive vice president, commercial and business development. In August 1999, he was elected president and
                                           chief operating officer with responsibility for Bethlehem's operating commercial and business development activities. In
                                           April 2000, Mr. Dunham was elected chairman, president and chief executive officer. After Mr. Miller joined Bethlehem in
                                           September 2001, Mr. Dunham agreed to stay with the company and serve as its president and chief operating officer.
------------------------------------------ ---------------------------------------------------------------------------
Augustine E. Moffitt, Jr.                  Mr. Moffittt graduated from LaSalle College in 1967 with a
Executive Vice President &                 Bachelor of Science, cum laude, in Chemistry. He earned a
Chief Administrative Officer               Master of Science degree in 1969 and a Doctor of Science in
                                           1973, both from Harvard University. Prior to joining Bethlehem
                                           Steel in 1973, Mr. Moffittt had served with the National
                                           Institute for Occupational Safety and Health at its
                                           Cincinnati, Ohio, office. Mr. Moffitt's initial assignment with Bethlehem was as senior environmental chemist and
                                           toxicologist. In 1980 he was promoted to manager of
                                           environmental health. Three years later, he was named manager of occupational health and safety. In 1984 he was transferred from the corporate office to the Bethlehem Structural Products
                                           Division as manager of human resources, with responsibility for a broad range of personnel and employment matters
                                           including union relations, environmental control, safety and health, industrial engineering, salary administration, human resources planning and development, and employee services. He was elected vice president, safety, health and environment for
                                           Bethlehem Steel, effective March 1, 1994, and to senior vice president and chief administrative officer effective January
                                           1, 1998. He was elected to his current position, effective
                                           February 1, 2000. Mr. Moffitt is a 1996 graduate of the
                                           Harvard Business School's Advanced Management Program.
------------------------------------------ ---------------------------------------------------------------------------
David M. Beinner                           Mr. Beinner received a bachelor of science degree in business
Senior Vice President (Commercial)         administration from the University of Delaware and completed the Senior Executive Program at Stanford University's Graduate
------------------------------------------ ---------------------------------------------------------------------------


------------------------------------------ ---------------------------------------------------------------------------
                                           School of Business in 1990. Following graduation from college, he served four years as an infantry officer in the United
                                           States Marine Corps and was discharged in 1965 with the rank of captain. Mr. Beinner joined Bethlehem in 1965 as a member of the Loop Course, the company's management training program, and was first assigned as a salesman in Chicago, Ill. He was transferred to Bethlehem, Pa. in 1973 as a product specialist in plate sales and was later promoted to assistant manager of plate sales. In 1981, he was appointed manager of sales in
                                           Bethlehem's Boston office and, in 1983, he returned to
                                           Bethlehem as manager of sales, plates and tubular products. In
                                           1984, he was promoted to manager of sales, Midwest Region, with offices in Chicago. He was promoted to general manager of corporate sales at the corporate headquarters in Bethlehem in
                                           May 1988. In January 1993, he was appointed to Vice President,
                                           Commercial, of the Burns Harbor division. He was elected to his current position in October 1999.
------------------------------------------ ---------------------------------------------------------------------------
Thomas J. Conarty, Jr.                     Mr. Conarty has been with Bethlehem Steel Corporation for
Senior Vice President (Procurement,        about 26 years. Prior to joining Bethlehem, he was Plant
Information Technology and Logistics)      Manager of a specialty chemical manufacturing facility that was a subsidiary of a major consumer products corporation. His background includes undergraduate and graduate training in
                                           Chemical and Mechanical Engineering at Lehigh University and
                                           Johns Hopkins. In 1990, he completed the Harvard Business
                                           Management Program. He also has completed management training at Pennsylvania State University, the University of Michigan
                                           and Duke University. Most recently, he graduated from the
                                           Advanced Management Program at the Wharton School of the
                                           University of Pennsylvania in 1999. He was elected Vice
                                           President and Chief Information Officer in October, 1999. In
                                           April, 2000 he was elected Senior Vice President and Chief
                                           Procurement and Information Officer with responsibilities for
                                           Procurement, Information Technology and Logistics. After an
                                           initial period at Bethlehem Steel's Sparrows Point Division located in Baltimore, Md., the balance of Mr. Conarty's career has been spent at Corporate Headquarters in Bethlehem, Pa.
------------------------------------------ ---------------------------------------------------------------------------
William H. Graham                          Mr. Graham graduated from Ohio State University with a
Senior Vice President,                     bachelor of arts degree in 1968. He then served as a
General Counsel & Secretary                lieutenant in the U.S. Army from December 1968 until September
                                           1970. Following military service, he earned a doctor of
                                           jurisprudence degree from Rutgers University law school in
                                           1973. He was awarded a master of laws degree in corporate law from New York University law school in 1978 and a master of
------------------------------------------ ---------------------------------------------------------------------------


------------------------------------------ ---------------------------------------------------------------------------
                                           laws degree in trade regulation law from New York University law school in 1980. Prior to joining Bethlehem Steel as an attorney in the law department in 1977, he was an attorney with McElroy, Connell, Foley and Geiser, a law firm in Newark,
                                           N.J. Mr. Graham was promoted to senior attorney in 1979 and general attorney in 1981, with responsibilities in connection with state and federal litigation matters. He advanced to
                                           assistant general counsel in 1985, and was elected general counsel, effective November 1, 1992. Mr. Graham was elected vice president, general counsel and secretary, effective
                                           January 25, 1995 and to his current position effective
                                           February 1, 2000.
------------------------------------------ ---------------------------------------------------------------------------
Leonard M. Anthony                         Mr. Anthony earned a bachelor of science degree in accounting
Senior Vice President, Chief Financial     from The Pennsylvania State University in 1976 and was awarded
Officer and Treasurer                      a master of business administration degree from the Wharton
                                           School of the University of Pennsylvania in 1993. He also
                                           earned the designation Certified Cash Manager from the
                                           Treasury Management Association. Mr. Anthony joined the credit division of Bethlehem's finance department in 1979 where he progressed to administrative manager in 1982 and to credit manager in 1985. The following year, he joined the financial services division as director, financial services and, in
                                           1990, he was promoted to director, risk management. He was appointed manager, financial planning and risk management, in
                                           1993; elected to assistant treasurer in April 1998, to the position of Treasurer in October 1999, and to the current
                                           position in October 2001. Mr. Anthony is Bethlehem Steel's representative on the Bethlehem Economic Development
                                           Corporation (BEDCO) Loan Pool Committee, which provides
                                           financing for economic development projects in the city.
------------------------------------------ ---------------------------------------------------------------------------
Lonnie A. Arnett                           Mr. Arnett graduated magna cum laude from Western Kentucky
Vice President and Controller and Chief    University in 1968 with a bachelor of science degree in
Accounting Officer                         accounting. That year he joined the independent auditing firm of Deloitte Haskins & Sells and worked in their New York
                                           Executive and Cincinnati offices. He is a Certified Public
                                           Accountant in Ohio and New York. In 1977, he joined Armco Inc.
                                           where he advanced to corporate controller in 1982. In 1984, he joined Bethlehem Steel Corporation and was elected controller.
                                           He was elected vice president and controller in 1986. In
                                           addition to the traditional controllership responsibilities for financial and cost accounting and analysis, his
                                           responsibilities include tax, internal audit, employee benefit plan accounting and employment cost analysis. Mr. Arnett
                                           attended the Advanced Management Program of the Harvard
------------------------------------------ ---------------------------------------------------------------------------


------------------------------------------ ---------------------------------------------------------------------------
                                           Business School in 1988. He is a member of the Committee on
                                           Corporate Reporting of the Financial Executives Institute
                                           where he previously served as Vice Chairman. He has served on the Special Committee on Financial Reporting of the American
                                           Institute of Certified Public Accountants and on the boards and as an officer of numerous civic and professional
                                           organizations. He is a past President of Historic Bethlehem
                                           Incorporated and currently serves on the Board of Trustees of the Discovery Center of Science and Technology.
------------------------------------------ ---------------------------------------------------------------------------
Ronald F. Chango                           Mr. Chango holds a Bachelor of Science degree in chemical
President, Burns Harbor Division           engineering from Drexel University. In 1999 he attended the
                                           Advanced Management Program at the University of
                                           Pennsylvania's Wharton School of Business and earlier had
                                           completed several senior management programs at the Fuqua
                                           School of Business at Duke University. Mr. Chango joined
                                           Bethlehem Steel in 1970 at the blast furnace department at the
                                           Corporation's Lackawanna, N.Y., plant. Mr. Chango worked in various operating management positions there before being
                                           transferred to Burns Harbor in 1983. At Burns Harbor, he
                                           served as superintendent of the blast furnace department from
                                           1990 to 1995 and was superintendent of the slab mill/plate mills department from 1995 to 1997. He was promoted to senior manager, operations, in August 1997 and to vice president, operations, in June 1998. He was elected to his current
                                           position on April 1, 2000. A leading steel operations expert,
                                           Mr. Chango is a member and former director of the Western
                                           States Blast Furnace and Coke Plant Association, having held several elected offices with that group, and is a member of the American Iron and Steel Institute.
------------------------------------------ ---------------------------------------------------------------------------
Stephen G. Donches                         Mr. Donches received a bachelor of science degree in
Vice President (Public Affairs)            accounting from St. Joseph's College in 1967 and joined
                                           Bethlehem as a member of that year's Loop Course management training program. His initial assignment was with the tax
                                           division of the accounting department. Mr. Donches took a
                                           military leave of absence in 1968, served with the U.S. Army in California and Germany and then in 1970 returned to the tax division. In 1973 he was transferred to the public affairs department. He was named state government affairs
                                           representative in 1974 and senior state government affairs representative in 1979. He was promoted to manager in 1982 and three years later also assumed responsibility for the
                                           corporation's corporate support programs and community
                                           relations. Mr. Donches was appointed vice president, state and community affairs, in 1987. He was elected vice president,
------------------------------------------ ---------------------------------------------------------------------------


------------------------------------------ ---------------------------------------------------------------------------
                                           public affairs, effective November 1, 1992. He is also
                                           president of the Bethlehem Steel Foundation and chairman of the Bethlehem Steel Good Government Committee. He completed the Advanced Management Program at Harvard University's
                                           Graduate School of Business Administration in 1992.
------------------------------------------ ---------------------------------------------------------------------------
Andrew R. Futchko                          Mr. Futchko joined Bethlehem Steel in 1965 following graduation from The
President, Pennsylvannia Steel             Pennsylvania State University with a bachelor of science degree in fuel
Technology Division                        technology.  He was initially assigned to the fuel department in
                                           Bethlehem's Lackawanna, N.Y., plant.  In 1977 he was appointed assistant general foreman in the plant's fuel, utilities and environmental control department and became superintendent there in 1981.  Mr. Futchko was transferred to the Bethlehem plant in 1983 and became manager of maintenance in November of that year.  He was named manager, primary operations and maintenance, two years later.  In 1986 he was transferred to Steelton as manager of operations, and he returned to Bethlehem as manager of operations in August 1987.  He was appointed president of the
                                           Steelton Rail Products and Pipe Division, effective March 1, 1992.  In
                                           December 1992, Bethlehem Steel formed a wholly owned subsidiary,
                                           Pennsylvania Steel Technologies, Inc., with Mr. Futchko as president.
                                           Mr. Futchko is a member of the Board of Directors of the Capitol Region
                                           United Way and the Railway Progress Institute.
------------------------------------------ ---------------------------------------------------------------------------
John L. Kluttz                             Mr. Kluttz graduated from the University of Virginia with a
Vice President (Union Relations)           bachelor of arts degree in psychology in 1964. Three years later he was awarded his law degree from the George Washington
                                           University. He was an attorney with the National Labor
                                           Relations Board in Washington, D.C., before joining Bethlehem as a labor attorney in 1974. Two years later he was appointed senior labor attorney and was promoted to labor counsel in
                                           1983 and assistant general counsel in 1986. He was named vice president, union relations, in March, 1989. He is a member of the labor relations section of the American Bar Association and a member of the Virginia Bar Association.
------------------------------------------ ---------------------------------------------------------------------------
Carl F. Meitzner                           Mr. Meitzner received his bachelor and master of science
Vice President (Strategic Planning and     degrees in metallurgical engineering in 1961 and 1965, and his
International Business)                    doctorate in metallurgy and materials science in 1968, all from Lehigh University. Dr. Meitzner began his career with
                                           Bethlehem in 1965 as an engineer in the alloy development
                                           section of research and advanced through the years, becoming manager of product metallurgy in 1974 and manager of corrosion
------------------------------------------ ---------------------------------------------------------------------------


------------------------------------------ ---------------------------------------------------------------------------
                                           and coatings research in 1980. In 1982 Dr. Meitzner was
                                           appointed director, project analysis, in the planning
                                           department and two years later was promoted to manager of
                                           corporate strategic planning. In 1985 he was named vice
                                           president and general manager, international affairs, for
                                           Bethlehem Steel International Corporation, a wholly owned
                                           subsidiary, with responsibility for the overall planning and coordination of the international activities of Bethlehem's businesses. He subsequently served as general manager of
                                           Bethlehem's affiliated ore and water transportation operations until returning to the planning department as general manager in November 1988. He was elected vice president, planning, effective May 1, 1991, with responsibility for all aspects of
                                           Bethlehem's planning function, including economic studies, business planning, strategic planning, forecasting and
                                           internal reporting, competitive intelligence, and coordination of joint venture and analytical studies.
------------------------------------------ ---------------------------------------------------------------------------
Van R. Reiner                              Mr. Reiner's career with Bethlehem Steel has included
President, Sparrow Points Division         management responsibility for the coke ovens and slab
                                           mill/plate mills at the firm's Burns Harbor Division in
                                           Indiana and at the Galvanized Products Division, an operating unit of Burns Harbor located in Lackawanna, New York. Prior to being selected as president of the Bethlehem Lukens Plate
                                           Division, he was senior manager of operations for the Burns
                                           Harbor Division. Mr. Reiner joined Bethlehem in 1974, and
                                           spent the first ten years of his career as an engineer in the coke oven department at the firm's former Lackawanna, New
                                           York, plant. In 1984 he was transferred to Burns Harbor as assistant superintendent of cokemaking operations. Four years later he was named assistant superintendent of the slab
                                           mill/plate mills department at Burns Harbor and in 1990
                                           advanced to superintendent of that operation. In 1995 Mr.
                                           Reiner was named superintendent of the Galvanized Products operation. Then, in August 1997, he was promoted to senior manager, operations, for the Burns Harbor Division. Mr. Reiner holds a bachelor's degree in chemistry from Wittenberg
                                           University and a master's degree in chemistry from Lehigh
                                           University. He has also completed executive education programs at Duke University and the Wharton School of Business at the
                                           University of Pennsylvania.
------------------------------------------ ---------------------------------------------------------------------------
Malcolm J. Roberts                         Mr. Roberts holds a bachelor's degree in metallurgical
Vice President and Chief Technology        engineering and a doctorate in metallurgical engineering, both
Officer                                    from the University of Liverpool. He joined Bethlehem Steel as a research engineer in 1967 and was promoted to supervisor of
------------------------------------------ ---------------------------------------------------------------------------


------------------------------------------ ---------------------------------------------------------------------------
                                           product metallurgy in 1971 and to section manager in 1979. In
                                           1982, he was named research manager, construction steels and manufactured products, and two years later was named associate director of research. He was appointed director of research in
                                           1985. He was elected vice president, technology and chief
                                           technology officer in May 1996. Dr. Roberts is a member of the
                                           American Iron and Steel Institute, the Iron and Steel Society,
                                           the Association of Iron and Steel Engineers, and the
                                           Industrial Research Institute.
------------------------------------------ ---------------------------------------------------------------------------
Dorothy L. Stephenson                      Ms. Stephenson received her undergraduate degree from the
Vice President (Human Resources)           University of Kentucky and her law degree from the University of Louisville. From 1974 to 1976, she served as a trial
                                           attorney in Region 5 of the National Labor Relations Board in
                                           Baltimore, Md. She joined Bethlehem Steel as a labor attorney in 1976. She was promoted to senior attorney in 1987, to labor counsel in 1989, and to general manager, union relations, in
                                           1990. In 1994, Ms. Stephenson was appointed manager of human resources at Bethlehem Structural Products. That same year she completed the Advanced Management Program at Harvard
                                           University's Graduate School of Business Administration. She
                                           was elected vice president, human resources, for Bethlehem
                                           Steel in May, 1996. Ms. Stephenson is admitted to the bar in
                                           Pennsylvania and is a member of the American Bar Association and its Labor Law Section, the Pennsylvania Bar Association
                                           and the Northampton County Bar Association. She currently
                                           serves on the Board of the Kemerer Museum. In 1991, she was accepted into the YWCA's Academy of Women Achievers, a
                                           national organization honoring women of exceptional
                                           achievement.
------------------------------------------ ---------------------------------------------------------------------------

                                   SCHEDULE 8
                                   ----------

                 ESTIMATED AMOUNT OF WEEKLY PAYROLL TO EMPLOYEES
                EXCLUSIVE OF OFFICERS, DIRECTORS AND SHAREHOLDERS
              FOR THE 30-DAY PERIOD FOLLOWING THE COMMENCEMENT DATE
              -----------------------------------------------------

------------------------------------------------------------ ---------------------------------------------------------
                           Week                                                 Estimated Payroll
------------------------------------------------------------ ---------------------------------------------------------
Week 1   10/15 - 10/21                                                             $11,000,000
------------------------------------------------------------ ---------------------------------------------------------
Week 2   10/22 - 10/28                                                              11,000,000
------------------------------------------------------------ ---------------------------------------------------------
Week 3   10/29 - 11/4                                                               30,000,000
------------------------------------------------------------ ---------------------------------------------------------
Week 4   11/5 - 11/11                                                               11,000,000
------------------------------------------------------------ ---------------------------------------------------------
Week 5   11/12 - 11/18                                                              11,000,000
------------------------------------------------------------ ---------------------------------------------------------

Includes vacations and employer payroll taxes

                                   SCHEDULE 9
                                   ----------

                   CERTAIN AMOUNTS PROPOSED TO BE PAID BY THE
                       DEBTORS FOR SERVICES FOR THE 30-DAY
                     PERIOD FOLLOWING THE COMMENCEMENT DATE
                     --------------------------------------

------------------------------------------------------------ ---------------------------------------------------------
Payments to Officers, Directors and Stockholders             Payments to Business Consultants
------------------------------------------------------------ ---------------------------------------------------------
      Directors  $ 108,750                                   $1,000,000
      Officers    $ 521,250




------------------------------------------------------------ ---------------------------------------------------------


                                   SCHEDULE 10
                                   -----------

                DEBTORS ESTIMATED CASH DISBURSEMENTS AND RECEIPTS
              FOR THE 30-DAY PERIOD FOLLOWING THE COMMENCEMENT DATE
              -----------------------------------------------------


Estimated Cash Receipts                       (dollars in  millions)

         From Sales                                        $290.0
         From Asset Disposition                                  0
         Other                                                   0
         Total Receipts                                     $290.0


Estimated Cash Disbursements

         Net Payroll                                          55.5
         Payroll Taxes                                        13.0
         Active and Retiree Benefits                          38.3
         Raw Materials                                        77.0
         Transportation                                       23.0
         Utilities                                            24.0
         Outside Processing                                   17.0
         Maintenance, Services, Other                         14.0
         Financings                                            8.8
         Professional Fees                                     3.4
         Administrative Costs, T&E, Supplies                   1.0
         Total Disbursements                                $275.0

Estimated Net Cash Gain (Use)                               $ 15.0